                                                                     EXHIBIT 4.1
                                                                           DRAFT
                                                                   June 20, 1996

                             KABELMEDIA HOLDING GMBH

                                   as Company

                                       and

                              THE BANK OF NEW YORK

                                   as Trustee

                           ---------------------------

                                    INDENTURE

                          Dated as of July [ _ ], 1996

                           ---------------------------

                         Senior Discount Notes due 2006

                             CROSS-REFERENCE TABLE

TIA Section                                              Indenture Section
- -----------                                              -----------------

Section 310(a)(1).....................................             7.10; 10.1
         (a)(2).......................................             7.10; 10.1
         (a)(3).......................................                   N.A.
         (a)(4).......................................                   N.A.
         (b)..........................................  7.8; 7.10; 7.13; 10.2
         (c)..........................................                   N.A.
Section 311(a)........................................             7.11; 7.14
         (b)..........................................             7.11; 7.14
         (c)..........................................                   N.A.
Section 312(a)........................................                    2.3
         (b)..........................................                   10.3
         (c)..........................................                   10.3
Section 313(a)........................................                    7.6
         (b)(1).......................................                    7.6
         (b)(2).......................................                    7.6
         (c)..........................................              7.6; 10.2
         (d)..........................................                    7.6
Section 314(a)........................................      4.6; 4.7(a); 10.2
         (b)..........................................                   N.A.
         (c)(1).......................................                   10.4
         (c)(2).......................................                   10.4
         (c)(3).......................................                   10.4
         (d)..........................................                   N.A.
         (e)..........................................                   10.5
Section 315(a)........................................                 7.1(b)
         (b)..........................................              7.5; 10.2
         (c)..........................................                 7.1(a)
         (d)..........................................                 7.1(c)
         (e)..........................................                   6.11
Section 316(a) (last sentence)........................                    2.7
         (a)(1)(A)....................................                    6.5
         (a)(1)(B)....................................                    6.4
         (a)(2).......................................                   N.A.
         (b)..........................................                    6.7
Section 317(a)(1).....................................                    6.8
         (a)(2).......................................                    6.9
         (b)..........................................                    2.4
Section 318(a)........................................                   10.1


- ----------------
N.A. means Not Applicable.

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

                                TABLE OF CONTENTS

Section                                                             Page
- -------                                                             ----
                              ARTICLE I

              DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1   Definitions..........................................  1
SECTION 1.2   Incorporation by Reference of Trust Indenture Act.... 21
SECTION 1.3   Rules of Construction................................ 22

                              ARTICLE II

                          THE DISCOUNT NOTES

SECTION 2.1   Form and Dating...................................... 22
SECTION 2.2   Execution, Authentication and Denominations.......... 23
SECTION 2.3   Registrar, Paying Agent and Register................. 24
SECTION 2.4   Paying Agent to Hold Money in Trust.................. 24
SECTION 2.5   Transfer and Exchange................................ 25
SECTION 2.6   Replacement Discount Notes........................... 27
SECTION 2.7   Outstanding Discount Notes........................... 28
SECTION 2.8   Treasury Discount Notes.............................. 28
SECTION 2.9   Temporary Discount Notes............................. 28
SECTION 2.10  Cancellation......................................... 28
SECTION 2.11  Defaulted Interest................................... 28
SECTION 2.12  CUSIP or ISIN Number................................. 29
SECTION 2.13  Deposit of Moneys.................................... 29

                              ARTICLE III

                              REDEMPTION

SECTION 3.1   Election to Redeem; Notices to Trustee............... 29
SECTION 3.2   Selection of Discount Notes to Be Redeemed........... 30
SECTION 3.3   Notice of Redemption................................. 31
SECTION 3.4   Effect of Notice of Redemption....................... 31
SECTION 3.5   Deposit of Redemption Price.......................... 32
SECTION 3.6   Discount Notes Redeemed in Part...................... 32

                              ARTICLE IV

                              COVENANTS

SECTION 4.1   Payment of Discount Notes............................ 32
SECTION 4.2   Maintenance of Office or Agency...................... 33
SECTION 4.3   Corporate Existence.................................. 33

                                       ii

Section                                                            Page
- -------                                                            ----
SECTION 4.4   Payment of Taxes and Other Claims..................... 34
SECTION 4.5   Maintenance of Properties; Insurance; Books and
                  Records; Compliance with Law...................... 34
SECTION 4.6   Compliance Certificates............................... 35
SECTION 4.7   Reports............................................... 35
SECTION 4.8   Limitation on Indebtedness............................ 36
SECTION 4.9   Limitation on Restricted Payments..................... 36
SECTION 4.10  Limitation on Liens Securing Certain Indebtedness..... 38
SECTION 4.11  Limitation on Issuances of Guarantees by Restricted
              Subsidiaries.......................................... 39
SECTION 4.12  Limitation on Dividends and Other Payment Restrictions
                  Affecting Restricted Subsidiaries................. 39
SECTION 4.13  Limitation on Asset Sales............................. 41
SECTION 4.14  Limitation on Transactions with Shareholders and
                  Affiliates........................................ 44
SECTION 4.15  Limitation on the Issuance and Sale of Capital Stock
                  of Restricted Subsidiaries ....................... 45
SECTION 4.16  Change of Control..................................... 45
SECTION 4.17  Additional Amounts.................................... 48
SECTION 4.18  Waiver of Stay, Extension or Usury Laws............... 49
SECTION 4.19  Calculation of Original Issue Discount ............... 49



                           ARTICLE V

                     SUCCESSOR CORPORATION

SECTION 5.1   Consolidation, Merger and Sale of Assets.............. 50
SECTION 5.2   Successor Entity Substituted.......................... 50

                          ARTICLE VI

                     DEFAULT AND REMEDIES

SECTION 6.1   Events of Default..................................... 51
SECTION 6.2   Acceleration.......................................... 53
SECTION 6.3   Other Remedies........................................ 54
SECTION 6.4   Waiver of Past Default................................ 54
SECTION 6.5   Control by Majority................................... 54
SECTION 6.6   Limitation on Suits................................... 55
SECTION 6.7   Rights of Holders to Receive Payment.................. 55
SECTION 6.8   Collection Suit by Trustee............................ 55
SECTION 6.9   Trustee May File Proofs of Claim...................... 56
SECTION 6.10  Priorities............................................ 56
SECTION 6.11  Undertaking for Costs................................. 57

Section                                                            Page
- -------                                                            ----
SECTION 6.12  Restoration of Rights and Remedies.................... 57
SECTION 6.13  Rights and Remedies Cumulative........................ 57
SECTION 6.14  Delay or Omission Not Waiver.......................... 57

                          ARTICLE VII

                            TRUSTEE

SECTION 7.1   Duties of Trustee..................................... 58
SECTION 7.2   Rights of Trustee..................................... 59
SECTION 7.3   Individual Rights of Trustee.......................... 60
SECTION 7.4   Trustee's Disclaimer.................................. 60
SECTION 7.5   Notice of Defaults.................................... 60
SECTION 7.6   Reports by Trustee to Holders......................... 61
SECTION 7.7   Compensation and Indemnity............................ 61
SECTION 7.8   Replacement of Trustee................................ 62
SECTION 7.9   Successor Trustee by Merger, Etc. .................... 63
SECTION 7.10  Eligibility........................................... 63
SECTION 7.11  Money Held in Trust................................... 64
SECTION 7.12  Withholding Taxes..................................... 64
SECTION 7.13  Disqualification; Conflicting Interests............... 64
SECTION 7.14  Preferential Collection of Claims Against Company..... 64


                         ARTICLE VIII

              DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.1   Termination of Company's Obligations.................. 65
SECTION 8.2   Legal Defeasance and Covenant Defeasance.............. 66
SECTION 8.3   Application of Trust Money............................ 70
SECTION 8.4   Repayment to Company.................................. 70
SECTION 8.5   Reinstatement......................................... 71

                          ARTICLE IX

              AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.1   Without Consent of Holders............................ 71
SECTION 9.2   With Consent of Holders............................... 72
SECTION 9.3   Compliance with Trust Indenture Act................... 73
SECTION 9.4   Revocation and Effect of Amendments and Consents...... 73
SECTION 9.5   Notation on or Exchange of Discount Notes............. 74
SECTION 9.6   Trustee to Sign and Notify Discount Noteholders
                  of Amendments, Etc................................ 74

                                       iv

Section                                                             Page
- -------                                                             ----
                            ARTICLE X

                          MISCELLANEOUS

SECTION 10.1   Trust Indenture Act Controls.......................... 75
SECTION 10.2   Notices............................................... 75
SECTION 10.3   Communications by Holders with Other Holders.......... 76
SECTION 10.4   Certificate and Opinion of Counsel as to Conditions
                   Precedent......................................... 76
SECTION 10.5   Statements Required in Certificate and Opinion
                   of Counsel........................................ 76
SECTION 10.6   Rules by Trustee, Paying Agent, Registrar............. 77
SECTION 10.7   Agent for Service; Submission to Jurisdiction; Waiver
                   of Immunities..................................... 77
SECTION 10.8   Legal Holidays........................................ 78
SECTION 10.9   Governing Law......................................... 78
SECTION 10.10  No Recourse Against Others............................ 78
SECTION 10.11  Successors............................................ 78
SECTION 10.12  Duplicate Originals................................... 78
SECTION 10.13  Separability.......................................... 78
SECTION 10.14  Table of Contents, Headings, Etc...................... 79
SECTION 10.15  No Adverse Interpretation of Other Agreements......... 79
SECTION 10.16  Acts of Discount Noteholders.......................... 79

SIGNATURE............................................................ 81

EXHIBIT A      -   Form of Discount Note

EXHIBIT B      -   Form of Subordination Provisions for Deeply
                   Subordinated Shareholder Loans

         INDENTURE dated as of July [ _ ], 1996 between Kabelmedia Holding GmbH, a limited liability company formed under the laws of the Federal Republic of Germany, as issuer (the "Company"), and The Bank of New York, a New York banking corporation, as trustee (the "Trustee").

         The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of Senior Discount Notes due 2006 of the Company (the "Discount Notes") to be issued as provided for in this Indenture.

         All things necessary to make this Indenture a valid agreement of the Company, enforceable against the Company in accordance with its terms, have been done, and the Company has done all things necessary to make the Discount Notes, when executed by the Company and authenticated and delivered by the Trustee hereunder and duly issued by the Company, the valid obligations of the Company as hereinafter provided.

         This Indenture is subject to, and shall be governed by, the provisions of the Trust Indenture Act of 1939, as amended, that are required to be a part of and to govern indentures qualified under the Trust Indenture Act of 1939, as amended.

         The parties hereto agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Discount Notes:

                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

         SECTION 1.1 Definitions.

               "Accreted Value" means, as at any date of determination prior to [ __ ], 2001, the amount provided for each $ 1,000 principal amount at maturity of Discount Notes:

         (i) if the date of determination occurs on one of the following dates (each a "Semi-Annual Accrual Date"), the Accreted Value will equal the amount set forth below:

              Semi-Annual Accrual Date                Accreted Value
              ------------------------                --------------
                 July __ , 1996   ..........
              January __ , 1997   ..........
                 July __ , 1997   ..........
              January __ , 1998   ..........
                 July __ , 1998   ..........
              January __ , 1999   ..........
                 July __ , 1999   ..........
              January __ , 2000   ..........
                 July __ , 2000   ..........
              January __ , 2001   ..........
                 July __ , 2001   ..........

         (ii) if the date of determination occurs before the first Semi-Annual Accrual Date, the Accreted Value will equal the sum of (a) the original issue price and (b) an amount equal to the product of (1) the Accreted Value for the first Semi-Annual Accrual Date less the original issue price multiplied by (2) a fraction, the numerator of which is the number of days from the issue date of the Discount Notes to the date of determination, using a 360-day year of twelve 30-day months, and the denominator of which is the number of days elapsed from the issue date of the Discount Notes to the first Semi-Annual Accrual Date, using a 360-day year of twelve 30-day months;

         (iii) if the date of determination occurs between two Semi-Annual Accrual Dates, the Accreted Value will equal the sum of (a) the Accreted Value for the SemiAnnual Accrual Date immediately preceding such date of determination and (b) an amount equal to the product of (1) the Accreted Value for the immediately following Semi-Annual Accrual Date less the Accreted Value for the immediately preceding Semi-Annual Accrual Date multiplied by (2) a fraction, the numerator of which is the number of days from the immediately preceding Semi-Annual Accrual Date to the date of determination, using a 360-day year of twelve 30-day months, and the denominator of which is 180; or

         (iv) if the date of determination occurs after the last Semi-Annual Accrual Date, the Accreted Value will equal $ [_____].

              "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person became a Restricted Subsidiary and not Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary.

              "Additional Amounts" has the meaning set forth in Section 4.17.

              "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, is defined to mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

              "Affiliate Transaction" has the meaning provided in Section 4.14.

              "Agent" means any Registrar, Paying Agent or Co-registrar.

              "Annualized Pro Forma Consolidated Operating Cash Flow" means Consolidated Operating Cash Flow for the latest fiscal quarter for which consolidated financial statements of the Company are available multiplied by four. For purposes of calculating "Consolidated Operating Cash Flow" for any fiscal quarter for purposes of this definition, (i) any Subsidiary of the Company that is a Restricted Subsidiary on the Transaction Date shall be deemed to have been a Restricted Subsidiary at all times during such fiscal quarter and
(ii) any Subsidiary of the Company that is not a Restricted Subsidiary on the Transaction Date shall be deemed not to have been a Restricted Subsidiary at any time during such fiscal quarter. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated Operating Cash Flow" shall be calculated after giving effect on a pro forma basis for the applicable fiscal quarter to, without duplication, any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or one of the Restricted Subsidiaries (including any person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness) occurring during the period commencing on the first day of such fiscal quarter to and including the Transaction Date (the "Reference Period"), as if such Asset Sale or Asset Acquisition occurred on the first day of the Reference Period.

              "Asset Acquisition" means (i) an Investment or capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) by the Company or any Restricted Subsidiary in any other Person, or any acquisition or purchase of Capital Stock of another Person by the Company or any Restricted Subsidiary, in either case pursuant to which such Person shall become a Restricted Subsidiary or shall be merged with or into or consolidated with the Company or any Restricted Subsidiary or (ii) an acquisition by the Company or any Restricted Subsidiary of the property and assets of any Person other than the Company or any Restricted Subsidiary which constitute substantially all of a division, operating unit or line of business of such Person or which is otherwise outside the ordinary course of business.

              "Asset Sale" means any direct or indirect sale, transfer, conveyance or lease (which has the effect of a disposition and is not for security purposes) or other disposition (including by way of merger, consolidation or sale-leaseback transactions, but not including Restricted Payments permitted under the Indenture) in one transaction or a series of related transactions by the Company or any Restricted Subsidiary to any Person other than the Company or any Restricted Subsidiary of (i) all or any of the Capital Stock of any Restricted Subsidiary, (ii) any material license or other authorization of the Company or any Restricted Subsidiary pertaining to a Cable Business, (iii) all or substantially all of the property and assets of an operating unit or business of the Company or any Restricted Subsidiary or (iv) any other property and assets of the Company or any Restricted Subsidiary outside the ordinary course of business of the Company or such Restricted Subsidiary and, in each case, that is not governed by the provisions of the Indenture applicable to mergers, consolidations and sales of assets of the Company; provided, however, that the term "Asset Sale" shall in no case include any sale, transfer, conveyance, lease or other disposition in one transaction or a series of related transactions (i) of property or equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or any Restricted Subsidiary, as the case may be,
(ii) involving assets with a Fair Market Value not in excess of DM 500,000 (or, if non-Deutsche Mark denominated, the Deutsche Mark equivalent thereof), or
(iii) of inventory in the ordinary course of business.

              "Average Life" means, at any date of determination with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and (b) the amount of such principal payment by (ii) the sum of all such principal payments.

              "Bankruptcy Law" means (i) Title 11 of the U.S. Code, (ii) the Konkursordnung of Germany or (iii) any other law of the United States, Germany, any political subdivision thereof or any other jurisdiction relating to bankruptcy, insolvency, winding up, liquidation, reorganization or relief of debtors.

              "Bankruptcy Order" has the meaning set forth in Section 6.1(b).

              "Beneficial Owner" means any owner of a beneficial interest in the Discount Note.

              "Business Day" means any day (other than a Saturday or Sunday) on which DTC, Euroclear, Cedel and banks in London and New York are open for business.

              "Cable Acquisition" means an Asset Acquisition of properties or assets to be used in a Cable Business or of the Capital Stock of any Person that becomes a Restricted Subsidiary or, subject to Section 4.9, an Unrestricted Subsidiary as a result of such Asset Acquisition, provided that such Person's assets and properties consist principally of properties or assets that will be used in a Cable Business.

              "Cable Business" means any business operating a cable system located entirely in the territory comprised of the 15 countries which are members of the European Union on the Issue Date and of the Czech Republic, Hungary, Norway, Poland and

Switzerland, or any business reasonably related thereto, including, without limitation, any business conducted by the Company or any Restricted Subsidiary on the Issue Date.

              "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding at the Issue Date or issued after the Issue Date, including, without limitation, all Common Stock and Preferred Stock, and any and all rights, warrants or options exchangeable for or convertible into any thereof.

              "Capitalized Lease" means, as applied to any Person, any lease or license of, or other agreement conveying the right to use, any property (whether real, personal or mixed, movable or immovable) of which the present value of the obligations of such Person to pay rent or other amounts is required, in conformity with GAAP, to be classified and accounted for as a finance lease obligation; and "Capitalized Lease Obligation" is defined to mean the capitalized present value of the obligations to pay rent or other amounts under such lease or other agreement, determined in accordance with GAAP.

              "Cash Equivalents" means (i) any evidence of Indebtedness with a maturity of 180 days or less issued or directly and fully guaranteed or insured by Germany or the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of Germany or the United States of America, as the case may be, is pledged in support thereof or such Indebtedness constitutes a general obligation of such country; (ii) deposits, certificates of deposit or acceptances with a maturity of 180 days or less of any institution which is authorized by the Deutsche Bundesbank of Germany or financial institution that is a member of the Federal Reserve System, in each case having combined capital and surplus and undivided profits (or any similar capital concept) of not less than DM 500 million (or, if non-Deutsche Mark denominated, the Deutsche Mark Equivalent thereof); (iii) commercial paper with a maturity of 180 days or less issued by a corporation (other than an Affiliate of the Company) organized under the laws of Germany or any part thereof or the United States of America or any state thereof or the District of Columbia and rated at least "A-1" by Standard & Poor's Corporation or "P-1" by Moody's Investors Service; and (iv) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the government of Germany or the United States Government (in the case of any United States Government Obligations), in each case maturing within one year from the date of acquisition.

              "Cedel" means Cedel Bank, societe anonyme.

              "Change of Control" means the occurrence of any of the following events: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50 % of the total Voting Stock of the Company; or (b) the Company consolidates with, or merges with or into, another person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, or any person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Stock of the Company is converted into or exchanged for (1) Voting Stock (other than Disqualified Stock) of the surviving or transferee corporation or (2) cash, securities and other property in an amount which could be paid by the Company as a Restricted Payment under the Indenture and (ii) immediately after such transaction no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding the Permitted Holders, is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50 % of the total Voting Stock of the surviving or transferee corporation; provided that (i) to the extent that one or more regulatory approvals are required for one or more of the events or circumstances described in clauses (a) or (b) to become effective under applicable law, such events or circumstances shall be deemed to have occurred at the time such approvals have been obtained and become effective under applicable law, and (ii) no Change of Control shall be deemed to occur solely by reason of the placement of any Voting Stock held by a Permitted Holder into a trust or similar arrangement as a result of a prohibition under the laws or regulations of the European Community or any of its predecessors or successors (the "EC") or the European Union or any of its predecessors or successors (the "EU") or Germany on the ownership of Voting Stock of the Company by persons not organized under or citizens of a country which is a member of the EC or EU or Germany, if the Company delivers an Opinion of Counsel to the Trustee prior thereto confirming such trust or similar arrangement is necessary as a result of such prohibition.

              "Change of Control Offer" has the meaning provided in Section
4.16.

              "Change of Control Payment" has the meaning provided in Section 4.16.

              "Change of Control Payment Date" has the meaning provided in
Section 4.16.

              "Common Stock" means, with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of, such Person's common stock or ordinary shares, whether or not outstanding at the Issue Date, and includes, without limitation, all series and classes of such common stock or ordinary shares.

              "Company" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and, thereafter, means the successor.

              "Consolidated Income Tax Expense" means, for any period, the provision for local, foreign and all other income taxes of the Company and its Restricted Subsidiaries for such period as determined in accordance with GAAP.

              "Consolidated Interest Expense" means, for any period, the aggregate amount of interest in respect of Indebtedness (including, without limitation, amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; the net costs associated with Interest Rate Protection Obligations; and Indebtedness that is Guaranteed or secured by the Company or any of its Restricted Subsidiaries) and all but the principal component of rent or other amounts in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Company and its Restricted Subsidiaries during such period; excluding, however, any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of the Discount Notes, all as determined on a consolidated basis in conformity with GAAP.

              "Consolidated Net Income" means, for any period, the consolidated net income (or loss) of the Company and the Restricted Subsidiaries for such period determined in accordance with GAAP, adjusted, to the extent included in calculating such consolidated net income, by excluding, without duplication, (i) all extraordinary gains or losses of such Person (net of fees and expenses relating to the transaction giving rise thereto) for such period, (ii) income of the Company and the Restricted Subsidiaries derived from or in respect of all Investments in Persons other than Subsidiaries of the Company or any Restricted Subsidiary, (iii) the portion of net income (or loss) of such Person allocable to minority interests in unconsolidated Persons for such period, except to the extent actually received by the Company or any Restricted Subsidiary, (iv) net income (or loss) of any other Person combined with such Person on a "pooling of interests" basis attributable to any period prior to the date of combination,
(v) any gain or loss, net of taxes, realized by such Person upon the termination of any employee pension benefit plan during such period, (vi) gains or losses in respect of any Asset Sales (net of fees and expenses relating to the transaction giving rise thereto) during such period and (vii) except the net income of any Restricted Subsidiary for such period to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted directly or indirectly, by operation of the terms of its constitutional documents or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Restricted Subsidiary or its stockholders.

              "Consolidated Operating Cash Flow" means, with respect to any period, the Consolidated Net Income of the Company and the Restricted Subsidiaries for such period increased by the sum of (i) the Consolidated Income Tax Expense of the Company and the Restricted Subsidiaries accrued according to GAAP for such period (other than taxes attributable to extraordinary, unusual or non-recurring gains or losses); (ii) Consolidated Interest Expense for such period; (iii) depreciation of the Company and the Restricted Subsidiaries for such period; and (iv) amortization of the Company and the Restricted Subsidiaries for such period, including, without limitation, amortization of capitalized debt issuance costs for such period, all determined on a consolidated basis in accordance with GAAP.

              "consolidation" means, with respect to the Company, the consolidation of the accounts of the Restricted Subsidiaries with those of the Company, all in accordance with GAAP; provided that "consolidation" will not include consolidation of the accounts of any Unrestricted Subsidiary with the accounts of the Company. The term "consolidated" has a correlative meaning to the foregoing.

              "Cumulative Available Cash Flow" means, as at any date of determination, the positive cumulative Consolidated Operating Cash Flow realized during the period commencing on the Issue Date and ending on the last day of the most recent fiscal quarter immediately preceding the date of determination for which consolidated financial information of the Company is available or, if such cumulative Consolidated Operating Cash Flow for such period is negative, the negative amount by which cumulative Consolidated Operating Cash Flow is less than zero.

              "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in currency values.

              "Custodian" has the meaning provided in Section 6.1(b).

              "Discount Noteholder" means any Holder of Discount Notes.

              "Discount Notes" means the Senior Discount Notes Due 2006 issued, authenticated and delivered under this Indenture, as amended or supplemented from time to time pursuant to the terms of this Indenture.

              "Deeply Subordinated Shareholder Loans" means any Indebtedness of the Company for money borrowed from a shareholder of the Company or any Affiliate thereof, provided such Indebtedness of the Company has been expressly subordinated in right of payment and postponed as to all payments of interest or principal prior to the earlier of (a) the end of the sixth month after the final maturity of the Discount Notes and (b) the payment in full in cash of all Discount Notes (or due provision therefor which results in the discharge of all obligations under the Discount Notes and the Indenture); provided, further, that the terms of the subordination agreement are in the form annexed to the Indenture and the Company receives one or more Opinions of Counsel as to the validity and enforceability of such subordination agreement.

              "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

              "Default Amount" means, (i) as of any date prior to [ _ ], 2001, the Accreted Value of the Discount Notes (plus any applicable Premium thereon) as of such date and (ii) as of any date on or after [ _ ], 2001, 100% of the principal amount at maturity of the Discount Notes (plus any applicable Premium thereon).

              "Deutsche Mark Equivalent" means, with respect to any monetary amount in a currency other than German Deutsche Marks, at any time for the determination thereof, the amount of Deutsche Marks obtained by converting such foreign currency involved in such computation into Deutsche Marks at the spot rate for the purchase of Deutsche Marks with the applicable foreign currency as quoted by the Financial Times (European Edition) published on the last Business Day immediately preceding such determination.

              "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is exchangeable for Indebtedness, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final maturity date of the Discount Notes.

              "DTC" means The Depository Trust Company and any successor depositary for beneficial interests in the Global Debenture.

              "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.

              "Event of Default" has the meaning provided in Section 6.1.

              "Exchange Act" means the Securities Exchange Act of 1934, as amended.

              "Excess Proceeds" has the meaning provided in Section 4.13(a).

              "Executive Committee" means the Executive Committee of the Company or any similar body established by the Company's shareholders pursuant to the Company's Articles of Incorporation.

              "Fair Market Value" means, with respect to any asset or property, the price that could be negotiated in an arms-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under pressure or compulsion to complete the transaction. Unless otherwise specified in the Indenture, Fair Market Value shall be determined by the Executive Committee of the Company acting in good faith and shall be evidenced by a Board Resolution delivered to the Trustee.

              "GAAP" means, as at any date of determination, generally accepted accounting principles in effect in the United States which are applicable as of the Issue Date.

              "Germany" means the Federal Republic of Germany.

              "Global Discount Note" has the meaning provided in Section 2.1.

              "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

              "Guarantor" means any Person obligated under a Guarantee.

              "Holder" means the registered holder of any Discount Note.

              "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise, contingently or otherwise, become liable, directly or indirectly, for or with respect to, or become responsible for, the payment of such Indebtedness, including an Incurrence of Indebtedness by reason of the acquisition of more than 50% of the Capital Stock of any Person; provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness. The term "Incurrence" used as a noun has a corresponding meaning.

              "Indebtedness" means, with respect to any Person at any date of determination (without duplication), (i) any liability, contingent or otherwise, of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto and purchase money obligations), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than 180 days after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables, (v) all obligations of such Person as lessee under Capitalized Leases, (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by or is otherwise the legal liability of such Person, provided that the amount of such Indebtedness shall be the lesser of (A) the Fair Market Value of such asset at such date of determination and (B) the amount of such Indebtedness, (vii) all Indebtedness of other Persons Guaranteed by such Person or which is otherwise the legal liability of such Person to the extent such Indebtedness is Guaranteed by or is otherwise the legal liability of such Person, (viii) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Protection Obligations, (ix) any and all deferrals, renewals, extensions and refundings of, or amendments of or supplements to, any liability or obligation of the kind described in this definition, and (x) Disqualified Stock. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP.

              "Indenture" means this Indenture as amended or supplemented from time to time pursuant to the terms hereof.

              "Indenture" means this Senior Discount Note Indenture.

              "Independent Financial Advisor" means a United States or German investment banking firm of national standing in the United States or Germany, as the case may be, (i) which, in the judgment of the Executive Committee of the Company, does not, and whose Executive Committee members, managing directors, officers or Affiliates do not, have a material direct or indirect financial interest in the Company, and (ii) which, in the judgment of the Executive Committee of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

              "Indirect Participant" means a Person who holds an interest through a Participant.

              "Interest Payment Date," when used with respect to any Discount Note, means the stated maturity of an installment of interest specified in such Discount Note.

              "Interest Rate," when used with respect to any Discount Note, means the rate per annum specified in such Discount Note as the rate of interest accruing on the principal amount at maturity or Accreted Value of such Discount Note.

              "Interest Rate Protection Obligations" means the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars, forward interest rate agreements and similar agreements.

              "Investment" means, with respect to any Person, any advance, loan, account receivable (other than an account receivable arising in the ordinary course of business), or other extension of credit (including, without limitation, by means of any guarantee) or any capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others, or otherwise), or any purchase or ownership of any stocks, bonds, notes, debentures or other securities, of any other Person. Notwithstanding the foregoing, in no event shall any issuance of Capital Stock (other than Disqualified Stock) of the Company in exchange for Capital Stock, property or assets of another Person constitute an Investment by the Company in such other Person. For purposes of the definition of "Unrestricted Subsidiary" described below and of Section 4.9, (i) "Investment" shall include the Fair Market Value of the assets (net of liabilities) of any Restricted Subsidiary of the Company at the time that such Restricted Subsidiary of the Company is designated an Unrestricted Subsidiary and shall exclude the Fair Market Value of the assets (net of liabilities) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary of the Company, and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer, in each case as determined by the Executive Committee of the Company in good faith or, if it may be in excess of DM 2 million, (or, if non-Deutsche Mark denominated, the Deutsche Mark Equivalent thereof), by an Independent Financial Advisor.

              "Issue Date" means July [ _ ], 1996, the original date of issuance of the Discount Notes.

              "Legal Holiday" means any day other than a Business Day.

              "Lien" means any mortgage, charge, pledge, security interest, encumbrance, lien (statutory or other), hypothecation, assignment for security, claim, or preference or priority or other encumbrance of any kind upon or with respect to any property (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale with recourse against the seller or any Affiliate of the seller, or any agreement to give any security interest).

              "Maturity Date" means July [ _ ], 2006.

              "Net Cash Proceeds" means (a) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Cash Equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary of the Company) and proceeds from the conversion of other property received when converted to cash or Cash Equivalents if converted within 12 months after receipt, net of (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Company and its Restricted Subsidiaries, taken as a whole,
(iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (A) is secured by a Lien on the property or assets sold or (B) is required to be paid as a result of such sale and (iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary of the Company as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP and (b) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary of the Company) and proceeds from the conversion of other property received when converted to cash or Cash Equivalents, net of attorney's fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

              "Officer" means the Chairman of the Executive Committee, the Chief Executive Officer, any Managing Director (Geschaftsfuhrer), the Chief Financial Officer, any Senior Vice President, the Chief Operating Officer, the Treasurer, the General Counsel, the Secretary, the Controller or any Executive Committee member of the Company.

              "Officers' Certificate" means a certificate signed by two of the Managing Director, the Chief Executive Officer, the Chief Operating Officer and the Chief Financial Officer of the Company.

              "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee, which may include an individual employed as counsel to the Company.

              "Pari Passu Indebtedness" means any indebtedness of the Company which ranks pari passu in right of payment with the Discount Notes.

              "Participant" means, with respect to DTC, Euroclear or Cedel, Persons who have accounts with DTC, Euroclear or Cedel, respectively (and, with respect to DTC, shall include Euroclear and Cedel).

              "Paying Agent" has the meaning provided in Section 2.3.

                  "Permitted Holders" is defined to mean Advent International Corporation, a Delaware corporation, General Cinema Corporation, a Delaware corporation, Morgan Stanley Group Inc., a Delaware corporation, The Chase Manhattan Corporation, a Delaware corporation, and their controlled Affiliates.

              "Permitted Indebtedness" means the following indebtedness (each of which shall be given independent effect):

              (a) Indebtedness under the Discount Notes and the Indenture;

              (b) Indebtedness of the Company and any Restricted Subsidiary outstanding on the Issue Date;

              (c) Indebtedness, including under any bank term loan and/or revolving credit facility (which may include any guarantee, bonding and/or letter of credit facility) or any capitalized lease, of the Company and/or any Restricted Subsidiary to the extent that the proceeds of or credit support provided by any such Indebtedness are used to finance or support working capital for, or the construction of, a Cable Business in franchise areas of the Company or any Restricted Subsidiary existing on the Issue Date, the acquisition of properties or assets to be used by the Company or any Restricted Subsidiary existing on the Issue Date (other than pursuant to an Asset Acquisition) or the acquisition of capital stock in any Person to the extent necessary to maintain the ownership interest of the Company or any Restricted Subsidiary therein on the Issue Date, or to make any other Investment in any Person in which an Investment has been made on or prior to the Issue Date, provided such new Investment is made pro rata with the other equity holders of such Person;

              (d) (i) Indebtedness of the Company and/or any Restricted Subsidiary to the extent the proceeds thereof or credit support are used to finance or support a Cable Acquisition or working capital for, or to finance the construction of, the business or network acquired and refinancings thereof, and (ii) Acquired Indebtedness;

              (e) (i) Indebtedness of any Restricted Subsidiary owed to and held by the Company or a Restricted Subsidiary and (ii) Indebtedness of the Company owed to and held by any Restricted Subsidiary; provided that an Incurrence of Indebtedness shall be deemed to have occurred upon (x) any sale or other disposition of any Indebtedness of the Company or a Restricted Subsidiary referred to in this clause (e) to a Person other than the Company or a Restricted Subsidiary or (y) any sale or other disposition of Capital Stock of a Restricted Subsidiary, or (z) any designation as an Unrestricted Subsidiary of a Restricted Subsidiary which holds Indebtedness of the Company or another Restricted Subsidiary;

              (f) Interest Rate Protection Obligations of the Company and/or any Restricted Subsidiary to the extent relating to (i) Indebtedness of the Company and/or such Restricted Subsidiary, as the case may be (which Indebtedness (x) bears interest at fluctuating interest rates and (y) is otherwise permitted to be incurred under Section 4.8), and/or (ii) Indebtedness for which a lender has provided a commitment in an amount reasonably anticipated to be Incurred by the Company and/or any Restricted Subsidiary in the following 12 months after such Interest Rate Protection Obligation has occurred, but only to the extent that the notional principal amount of such Interest Rate Protection Obligation does not exceed the principal amount of the Indebtedness (and/or Indebtedness subject to commitments) to which such Interest Rate Protection Obligation relates;

              (g) Indebtedness of the Company and/or any Restricted Subsidiary under Currency Agreements to the extent relating to (i) Indebtedness of the Company or a Restricted Subsidiary and/or (ii) obligations to purchase assets, properties or services incurred in the ordinary course of business of the Company or any Restricted Subsidiary; provided that such Currency Agreements do not increase the Indebtedness or other obligations of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities or compensation payable thereunder;

              (h) Indebtedness of the Company and/or any Restricted Subsidiary in respect of performance bonds of the Company or any Restricted Subsidiary or surety bonds provided by the Company or any Restricted Subsidiary incurred in the ordinary course of business in connection with the construction or operation of a Cable Business;

              (i) Indebtedness of the Company and/or any Restricted Subsidiary to the extent it represents a replacement, renewal, refinancing, or extension of outstanding Indebtedness of the Company and/or any Restricted Subsidiary incurred or outstanding pursuant to clause (a),
         (b), (c), (d) or this clause (i) of this definition or the proviso to
         Section 4.8; provided that (A) Indebtedness of the Company may not be replaced, renewed, refinanced or extended under this clause (i) with Indebtedness of any Restricted Subsidiary, (B) any such replacement, renewal, refinancing or extension (x) shall not result in such Indebtedness having a shorter Average Life as compared with the Indebtedness being replaced, renewed, refinanced or extended and (y) shall not exceed the sum of the principal amount (or, if such Indebtedness provides for a lesser amount to be due and payable upon a declaration or acceleration thereof, an amount no greater than such lesser amount) of the Indebtedness being replaced, renewed, refinanced or extended plus the amount of accrued interest thereon and the amount of any reasonably determined prepayment premium necessary to accomplish such replacement, renewal, refinancing or extension and such reasonable fees and expenses incurred in connection therewith, and (C) in the case of any Indebtedness replacing, renewing, refinancing, or extending Indebtedness which is pari passu to the Discount Notes, any such replacing, renewing, refinancing or extending Indebtedness is made pari passu to the Discount Notes or subordinated to the Discount Notes, and, in the case of any Indebtedness replacing, renewing, refinancing, or extending Indebtedness which is subordinated to the Discount Notes or is Disqualified Stock, any such replacing, renewing, refinancing or extending Indebtedness is subordinated to the Discount Notes to the same extent as the Indebtedness being replaced, renewed, refinanced or extended or is Disqualified Stock; and

              (j) Indebtedness of the Company and/or any Restricted Subsidiary other than Indebtedness described in the foregoing clauses (a) through
         (i), which Indebtedness does not in aggregate principal amount exceed DM 50 million (or if non-Deutsche Mark denominated, the Deutsche Mark Equivalent thereof) outstanding at any time.

              "Permitted Investment" means (a) an Investment in a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to the Company or a Restricted Subsidiary; (b) Cash Equivalents; (c) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits; (d) loans and advances to employees made in the ordinary course of business; (e) Interest Rate Protection Obligations and Currency Agreements; (f) Investments made in the ordinary course of business as partial payment for constructing a network relating principally to a Cable Business; and (g) Investments in any Person engaged in a Cable Business.

              "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

              "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred or preference stock, whether now outstanding or issued after the Issue Date, and including, without limitation, all classes and series of preferred or preference stock of such Person.

              "Premium" means any premium above 100% of the Accreted Value or principal amount of the Discount Notes, as the case may be, payable by the Company to a Discount Note holder upon redeeming Discount Notes pursuant to Paragraph 7 or 8 of the Discount Notes or upon repurchasing Discount Notes pursuant to Paragraph 11 of the Discount Notes.

              "Principal" of a debt security (including the Discount Notes) means the principal amount of the security plus, when appropriate, the premium, if any, on the security. Such amount shall, if applicable, be calculated by reference to the last sentence of the definition of "Indebtedness" and, with respect to the Discount Notes, shall mean the Accreted Value, plus any Premium, for periods prior to [ _ ], 2001.

              "Prospectus" means the Prospectus dated [ _ ], 1996, relating to the Discount Notes.

              "Public Equity Offering" means an underwritten public offering or floatation of Common Stock of the Company which has been registered under the Securities Act.

              "Record Date" means the fifteenth Business Day prior to the Interest Payment Date.

              "Redemption Date" means, with respect to any Discount Note, the date on which such Discount Note is to be redeemed by the Company pursuant to the terms of the Discount Notes.

              "Register" has the meaning provided in Section 2.3.

              "Registrar" has the meaning provided in Section 2.3.

              "Replacement Assets" has the meaning provided in Section 4.13(a).

              "Resolution" means a copy of a resolution certified by a Managing Director, an Executive Committee member or the Secretary or an Assistant Secretary of the Company as having been duly adopted by the Executive Committee of the Company and as being in full force and effect on the date of such certification, and delivered to the Trustee.

              "Responsible Officer", when used with respect to the Trustee, means the chairman or any vice chairman of the board of directors, the chairman or any vice chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, any assistant vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

              "Restricted Payment" means any of the following: (i) the declaration or payment of any dividend or any other distribution on Capital Stock of the Company or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company (other than dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) of the Company); (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company (other than any such Capital Stock owned by the Company or a Restricted Subsidiary); (iii) the purchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Indebtedness (other than any Subordinated Indebtedness held by a Restricted Subsidiary); or (iv) the making of any Investment (other than a Permitted Investment) in any Person (other than an Investment by a Restricted Subsidiary in the Company or an Investment by the Company or a Restricted Subsidiary in either (x) a Restricted Subsidiary or (y) a Person that becomes a Restricted Subsidiary as a result of such Investment).

              "Restricted Subsidiary" means any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) other than an Unrestricted Subsidiary.

              "Restricted Subsidiary Indebtedness" means Indebtedness of any Restricted Subsidiary which is not subordinated to any other Indebtedness of such Restricted Subsidiary.

              "SEC" means the Securities and Exchange Commission.

              "Securities Act" means the Securities Act of 1933, as amended.

              "Senior Indebtedness" has the meaning provided in Exhibit B to this Indenture.

              "Share Capital" means, at the time of determination, the stated capital of the preference shares (other than Disqualified Stock) and ordinary shares and additional paid-in capital of the Company, all as determined in accordance with GAAP.

              "Significant Subsidiary" means, at any date of determination, any Restricted Subsidiary of the Company that, together with its Subsidiaries, (i) for the most recent fiscal year of the Company, accounted for more than 10% of the consolidated revenues of the Company and its Restricted Subsidiaries or (ii) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Company for such fiscal year.

              "Stated Maturity" means (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (ii) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

              "Strategic Equity Investor" means any company which is (or a controlled Affiliate of which is), or a controlled Affiliate of any company which is, engaged principally in a Cable Business; provided, however, that Strategic Equity Investor shall not include any Subsidiary of the Company, or any Person that is an Affiliate of the Company.

              "Subordinated Indebtedness" means any Indebtedness of the Company which is expressly subordinated in right of payment to the Discount Notes.

              "Subordinated Subsidiary Notes" means the notes issued by subsidiaries of the Company, and which are subordinated in right of payment to certain indebtedness of such subsidiaries for money borrowed pursuant to the subordination terms of the subordination agreement annexed to this Indenture as Exhibit B.

              "Subsidiary" means, with respect to any Person, any corporation, association or other business entity (i) of which outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person, or (ii) of which at least a majority of voting interest is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

              "Tax" means any tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and any other liabilities related thereto).

              "Taxing Authority" means any government or any political subdivision or territory or possession of any government or any authority or agency therein or thereof having power to tax.

              "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa- 77bbbb) as in effect on the date of this Indenture.

              "Total Consolidated Indebtedness" means, at the time of determination, an amount equal to the aggregate amount of all Indebtedness of the Company and the Restricted Subsidiaries outstanding (without duplication) as of the date of determination.

              "Trade Payables" means, with respect to any Person, any accounts payable or any other Indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

              "Transaction Date" means, with respect to the Incurrence of any Indebtedness by the Company or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

              "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provision of this Indenture and thereafter means such successor.

              "Unrestricted Subsidiary" means any Subsidiary of the Company (other than a Subsidiary which would constitute a Significant Subsidiary based on the financial test set forth in the definition thereof) that at the time of determination shall have been designated an Unrestricted Subsidiary by the Executive Committee of the Company in the manner provided below and which remains so designated at the time of determination. The members of the Executive Committee of the Company may, by a Board Resolution delivered to the Trustee, designate any Restricted Subsidiary of the Company (other than a Significant Subsidiary) (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Restricted Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary, and provided that (i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation, and (ii) either (A) the Subsidiary to be so designated has total assets of DM 2,000 (or, if non-Deutsche Mark denominated, the Deutsche Mark Equivalent thereof) or less or (B) if such Subsidiary has assets greater than DM 2,000 (or, if non-Deutsche Mark denominated, the Deutsche Mark Equivalent thereof), that such designation would be permitted under Section
4.9. The Executive Committee of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company, provided that (i) no Default shall have occurred and be continuing at the time of or after giving effect to such designation and (ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such designation would, if Incurred at such time, have been permitted to be Incurred for all purposes of the Indenture. Any designation by the Executive Committee of the Company pursuant to this paragraph shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

              "U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof at any time prior to the Stated Maturity of the Discount Notes, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

              "Voting Stock" means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of Executive Committee members, managing directors, managers or other voting members of the governing body of such Person.

              "Wholly-Owned" means, with respect to any Subsidiary of any Person, such Subsidiary if all of the outstanding Capital Stock in such Subsidiary (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) is owned by such Person or one or more Wholly-Owned Subsidiaries of such Person.




              SECTION 1.2 Incorporation by Reference of Trust Indenture Act.

              Whenever this Indenture refers to a provision of the TIA, the provision shall be deemed incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

              (a) "Commission" means the SEC;

              (b) "indenture securities" means the Discount Notes;

              (c) "indenture security holder" means a Holder or Discount Noteholder;

              (d) "indenture to be qualified" means this Indenture;

              (e) "indenture trustee" or "institutional trustee" means the Trustee; and

              (f) "obligor" on the indenture debenture means the Company or any other obligor on the Discount Notes.

              All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings so assigned to them therein.

              SECTION 1.3 Rules of Construction.

              Unless the context otherwise requires:

              (a) a term has the meaning assigned to it;

              (b) "or" is not exclusive;

              (c) words in the singular include the plural, and words in the plural include the singular;

              (d) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subsection;

              (e) unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect from time to time, applied on a basis consistent with the most recent audited consolidated financial statements of the Company; and

              (f) "U.S. Dollars," "United States Dollars," "U.S.$" and the symbol "$" each refer to United States dollars, or such other money of the United States that at the time of payment is legal tender for payment of public and private debts; and "DM" and "Deutsche Mark" refer to German Deutsche Marks, or such other money of the Federal Republic of Germany that at the time of payment is legal tender for payment of public and private debts.




                                   ARTICLE II

                               THE DISCOUNT NOTES

              SECTION 2.1 Form and Dating.

              The Discount Notes and the Trustee's certificate of authentication shall be substantially in the form annexed hereto as Exhibit A. The Discount Notes may have notations, legends or endorsements required by law, rule or usage to which the Company is subject. Each Discount Note shall be dated the date of its authentication.

              The terms and provisions contained in the form of the Discount Notes annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

              The Discount Notes shall be issued initially in the form of a single permanent global Discount Note in fully registered form, substantially in the form set forth in Exhibit A (the "Global Discount Note"), deposited with The Bank of New York, as custodian of DTC, and registered in the name of Cede & Co., DTC's nominee. The Global Discount Note shall be duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear such legends as may be required or reasonably requested by the Depositary.

              SECTION 2.2. Execution, Authentication and Denominations.

              Two Officers shall execute the Discount Notes for the Company by manual signature in the name and on behalf of the Company. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Discount Notes.

              If an Officer whose signature is on a Discount Note no longer holds that office at the time the Trustee or authenticating agent authenticates the Discount Note, the Discount Note shall be valid nevertheless.

              A Discount Note shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on the Discount Note. The signature shall be conclusive evidence that the Discount Note has been authenticated under this Indenture.

              The Trustee shall authenticate Discount Notes for original issue in an aggregate principal amount at maturity not to exceed U.S.$[ _ ], upon receipt of an Officers' Certificate signed by two Officers directing the Trustee to authenticate the Discount Notes and certifying that all conditions precedent to the issuance of the Discount Notes contained herein have been complied with. The aggregate principal amount at maturity of Discount Notes outstanding at any time may not exceed U.S.$[ _ ] except as provided in Section 2.6. The Discount Notes shall be issued only in registered form, without coupons and only in denominations of U.S. $1,000 principal amount at maturity or any integral multiple thereof. The Global Discount Note shall be deposited with The Bank of New York, as custodian for DTC .

              The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Discount Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Discount Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. Such authenticating agent shall have the same rights as the Trustee in any dealings hereunder with the Company or with any of the Company's Affiliates.

              SECTION 2.3 Registrar, Paying Agent and Register.

              The Company shall maintain an office or agency (which shall be located in The City of New York, State of New York) where Discount Notes may be presented for registration of transfer or for exchange (the "Registrar"), an office or agency (which shall be located in The City of New York, State of New
York) where Discount Notes may be presented for payment (the "Paying Agent"), and an office or agency where notices and demands to or upon the Company in respect of the Discount Notes and this Indenture may be served. The Registrar shall keep a register (the "Register") of the Discount Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. Neither the Company nor any Affiliate thereof may act as Paying Agent. The Company and any such Register or Paying Agent shall at all times be subject to and in compliance with TIA Section 312(a).

              The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with
Section 7.7.

              The Company initially appoints the Corporate Trust Office of the Trustee in The City of New York located at the address set forth in Section 10.2 as Registrar, Paying Agent and agent for service of notices and demands in connection with the Discount Notes and this Indenture. If, at any time, the Trustee is not the Registrar, the Registrar shall make available to the Trustee on or before each Interest Payment Date and at such other times as the Trustee may reasonably request, the names and addresses of the Holders as they appear in the Register. At the option of the Company, payment of interest may be made by check mailed to the address of the Holders as such address appears in the Discount Note Register, provided that the Company shall, concurrently with any such payment, deliver to the Trustee an Officers' Certificate stating that such payment has been made.

              SECTION 2.4 Paying Agent to Hold Money in Trust.

              Each Paying Agent shall hold in trust for the benefit of the Discount Noteholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Discount Notes (whether such money has been paid to it by the Company or any other obligor on the Discount Notes), and the Company and the Paying Agent shall notify the Trustee of any default by the Company (or any other obligor on the Discount Notes) in making any such payment. Money held in trust by the Paying Agent need not be segregated except as required by law and in no event shall the Paying Agent be liable for any interest on any money received by it hereunder. The

Company at any time may require the Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default specified in Section 6.1(a)(i) or
(ii), upon written request to the Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment, the Paying Agent shall have no further liability for the money delivered to the Trustee.

              SECTION 2.5 Transfer and Exchange.

              When Discount Notes are presented to the Registrar or a Co-registrar with a request to register the transfer or to exchange them for an equal principal amount at maturity of Discount Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Discount Notes at the Registrar's request. No service charge shall be made for any registration of transfer or exchange of the Discount Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other similar governmental charge payable upon exchanges pursuant to Section 2.6, 3.6, 4.13, 4.16 or 9.5, which taxes or charges shall be payable by the Company).

              The Registrar shall not be required (i) to register the transfer of or exchange any Discount Note during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Discount Notes selected for redemption and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Discount Note so selected for redemption in whole or in part, except the unredeemed portion of any Discount Note being redeemed in part.

              Notwithstanding any other provisions of this Section 2.5, unless and until it is exchanged in whole or in part for Discount Notes in definitive registered form, the Global Discount Note may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to or another nominee of DTC or by DTC or any such nominee to a successor depositary or a nominee of such successor depositary.

              The rights of Beneficial Owners of Discount Notes shall be exercised only through DTC and DTC Participants and shall be limited to those established by law and agreements between such Beneficial Owners and DTC or DTC Participants.

              Whenever notice or other communication to the Holders is required under this Indenture, unless and until definitive Discount Notes shall have been issued to Beneficial Owners, Trustee shall give all such notices and communications specified herein to be given to Holders to DTC for distribution to Beneficial Owners.

              If DTC notifies the Company that it is unwilling or unable to continue to act as depositary for the Global Discount Note or if at any time DTC shall no longer be eligible under the next sentence of this paragraph, the Company shall appoint a successor depositary with respect to the Discount Notes. Each depositary appointed pursuant to this Section 2.5 must, at the time of its appointment and at all times while it serves as depositary, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation.

              The Company will execute, and the Trustee will authenticate Discount Notes in definitive registered form in an aggregate principal amount at maturity equal to the principal amount of the Global Discount Note in exchange for such Global Discount Note if (i) DTC notifies the Company that it is unwilling or unable to continue to act as depositary for the Global Discount Note or if at any time DTC shall no longer be eligible to serve as depositary and a successor depositary for the Discount Notes is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, (ii) an Event of Default has occurred and is continuing, upon the request delivered in writing to DTC by an investor, or (iii) at any time, the Company, in its sole discretion, determines that the Global Discount Note (in whole but not in part) should be exchanged for definitive debentures. In any such case, the Trustee shall exchange the Global Discount Note for Discount Notes in definitive registered form without coupons, in authorized denominations, and shall cancel such Global Discount Note.

              In addition, definitive certificates representing Discount Notes may be issued to an investor in the event that such investor is ineligible to trade through DTC as a Participant or Indirect Participant in such system and is unable to acquire an interest in the Global Discount Note through a financial institution that is a DTC Participant or Indirect Participant, upon the request delivered in writing to the Company by such investor. In such a case, the Trustee will cancel the Global Discount Note and the Company will execute and the Trustee will authenticate and deliver to DTC or its custodian, a new Global Discount Note in principal amount at maturity equal to such cancelled Global Discount Note less the aggregate principal amount at maturity of any definitive Discount Notes so issued.

              Any and all Discount Notes in definitive registered form issued in exchange for a Global Discount Note pursuant to this Section 2.5 shall be registered in such names and in such authorized denominations as the depositary for such Global Discount Note, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Discount Notes to or as directed by DTC, pursuant to instructions from the Persons in whose names such Discount Notes are so registered.

              Any Person receiving Discount Notes in registered form other than at its own request will not be obligated to pay or otherwise bear the cost of any tax or governmental charge or any cost or expense of the Trustee, the Registrar or DTC, relating to insurance, postage, transportation or any similar charge, which will be solely the responsibility of the Company.

              All Discount Notes issued upon any transfer or exchange of Discount Notes shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Discount Notes surrendered upon such transfer or exchange.


              SECTION 2.6 Replacement Discount Notes.

              If a mutilated Discount Note is surrendered to the Registrar or the Trustee or if the Holder of a Discount Note claims that the Discount Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Discount Note in such form as the Discount Notes mutilated, lost, destroyed or wrongfully taken if, in the case of a lost, destroyed or wrongfully taken Discount Note, the Holder of such Discount Note furnishes to the Company, the Trustee and the Registrar evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Discount Note. If required by the Trustee, the Registrar or the Company, an indemnity bond shall be posted, sufficient in the judgment of each to protect the Company, the Registrar, the Trustee or any Paying Agent from any loss that any of them may suffer if such Discount Note is replaced. The Company may charge such Holder for the Company's exceptional out-of-pocket expenses in replacing such Discount Note and the Trustee may charge the Company for the Trustee's expenses in replacing such Discount Note. Every replacement Discount Note shall constitute an additional obligation of the Company.

              SECTION 2.7 Outstanding Discount Notes.

              The Discount Notes outstanding at any time are all Discount Notes that have been authenticated by the Trustee except for (a) those cancelled by it, (b) those delivered to it for cancellation, (c) to the extent set forth in Sections 8.1 and 8.2, on or after the date on which the conditions set forth in
Section 8.1 or 8.2 have been satisfied, those Discount Notes theretofore authenticated and delivered by the Trustee hereunder and (d) those described in this Section 2.7 as not outstanding. Subject to Section 2.8, a Discount Note does not cease to be outstanding because the Company or one of its Affiliates holds the Discount Note.

              If a Discount Note is replaced pursuant to Section 2.6, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Discount Note is held by a bona fide purchaser in whose hands such Discount Note is a legal, valid and binding obligation of the Company.

              If the Paying Agent holds, in its capacity as such, on any Maturity Date or on any optional redemption date, money sufficient to pay all accrued interest and principal with respect to such Discount Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Discount Notes cease to be outstanding and interest on them ceases to accrue.


                  SECTION 2.8  Treasury Discount Notes.

              In determining whether the Holders of the required principal amount at maturity of Discount Notes have concurred in any declaration of acceleration or notice of default or direction, waiver or consent or any amendment, modification or other change to this Indenture, Discount Notes owned by the Company or an Affiliate of the Company shall be disregarded as though they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Discount Notes that the Trustee actually knows are so owned shall be so disregarded.

              SECTION 2.9 Temporary Discount Notes.

              Until definitive Discount Notes are prepared and ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Discount Notes. Temporary Discount Notes shall be substantially in the form of definitive Discount Notes but may have variations that the Company considers appropriate for temporary Discount Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Discount Notes in exchange for temporary Discount Notes. Until such exchange, temporary Discount Notes shall be entitled to the same rights, benefits and privileges as definitive Discount Notes.

              SECTION 2.10 Cancellation.

              The Company at any time may deliver Discount Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Discount Notes surrendered to them for registration of transfer, exchange or payment or purchase. The Trustee shall cancel all Discount Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation or purchase and shall dispose of cancelled Discount Notes in accordance with its policy of disposal unless the Company directs the Trustee to return such Discount Notes to the Company, and, if so disposed, shall deliver a certificate of disposition thereof to the Company. The Company may not reissue or resell, or issue new Discount Notes to replace, Discount Notes that the Company has redeemed or paid or purchased, or that have been delivered to the Trustee for cancellation.

              SECTION 2.11 Defaulted Interest.

              If the Company defaults in a payment of interest on the Discount Notes, it shall pay, or shall deposit with the Paying Agent money in immediately available funds sufficient to pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date. A special record date, as used in this Section 2.11 with respect to the payment of any defaulted interest, shall mean the 15th day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder and to the Trustee a notice that states the subsequent special record date, the payment date and the amount of defaulted interest to be paid.

              SECTION 2.12 CUSIP or ISIN Number.

              The Company in issuing the Discount Notes may use a "CUSIP" or "ISIN" number, and if so, such CUSIP or ISIN number shall be included in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number printed in the notice or on the Discount Notes, and that reliance may be placed only on the other identification numbers printed on the Discount Notes. The Company will promptly notify the Trustee of any change in the CUSIP or ISIN number.

              SECTION 2.13 Deposit of Moneys.

              Prior to 12:00 noon, New York City time, one Business Day prior to each Interest Payment Date and on the Maturity Date and on the Business Day immediately following any acceleration of the Discount Notes pursuant to Section 6.2, the Company shall deposit with the Paying Agent in immediately available funds money (in United States dollars) sufficient to make cash payments, if any, due on such Interest Payment Date, Maturity Date or Business Day, as the case may be, in a timely manner which permits the Trustee to remit payment to the Holders on such Interest Payment Date, Maturity Date or Business Day, as the case may be.


                                   ARTICLE III

                                   REDEMPTION

              SECTION 3.1 Election to Redeem; Notices to Trustee.

              If the Company elects to redeem Discount Notes pursuant to Paragraph 7, 8 or 9 of the Discount Notes, it shall notify the Trustee and the Paying Agent in writing of the Redemption Date and the principal amount at maturity of Discount Notes to be redeemed.

              The Company shall give each notice provided for in this Section
3.1 at least 45 days before the Redemption Date (unless a shorter notice shall be agreed to by the Trustee in writing), together with an Officers' Certificate stating that such redemption will comply with the conditions contained herein and in the Discount Notes.

              SECTION 3.2 Selection of Discount Notes to Be Redeemed.

              In the case of any partial redemption, selection of the Discount Notes for redemption will be made by the Trustee on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate and (so long as such method is not prohibited by the rules of any stock exchange on which the Discount Notes are then listed); provided that no Discount Notes of US $1,000 in principal amount or less shall be redeemed in part; and provided that any redemption pursuant to Paragraph 8 of the Discount Notes shall be made on a pro rata basis. The Trustee shall make the selection from the Discount Notes outstanding and not previously called for redemption. The Trustee shall promptly notify the Company in writing of such Discount Notes selected for redemption and, in the case of Discount Notes selected for partial redemption, the principal amount at maturity to be redeemed. The Trustee may select for redemption portions of the principal amount at maturity of Discount Notes that have denominations equal to or larger than U.S. $1,000 principal amount at maturity. Discount Notes and portions of them the Trustee selects shall be in amounts of U.S. $1,000 principal amount at maturity or integral multiples thereof. Provisions of this Indenture that apply to Discount Notes called for redemption also apply to portions of Discount Notes called for redemption.

              SECTION 3.3 Notice of Redemption.

              At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail or cause the mailing of a notice of redemption by first-class mail to each Holder of Discount Notes to be redeemed and to the Trustee and any Paying Agent. The notice shall identify the Discount Notes to be redeemed and shall state:

              (a) the Redemption Date;

              (b) the paragraph of the Discount Notes pursuant to which the Discount Notes are being redeemed;

              (c) the redemption price (or, to the extent the redemption price is not determinable at the time the notice is mailed to Holders, the basis of the calculation of the redemption price) and the amount of accrued interest, if any, to be paid;

              (d) the name and address of the Paying Agent;

              (e) that Discount Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price and accrued interest, if any;

              (f) that, unless the Company defaults in making the redemption payment, interest on Discount Notes called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders of such Discount Notes is to receive payment of the redemption price upon surrender to the Paying Agent of the Discount Notes redeemed;

              (g) if any Discount Note is to be redeemed in part, the portion of the principal amount at maturity (equal to U.S. $1,000 or any integral multiple thereof) of such Discount Note to be redeemed and that, on or after the Redemption Date, upon surrender and cancellation of such Discount Note, a new Discount Note or Discount Notes in aggregate principal amount at maturity equal to the unredeemed portion thereof will be issued without charge to the Discount Noteholder;

              (h) if less than all of the Discount Notes are to be redeemed, the identification of the particular Discount Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount at maturity of Discount Notes to be redeemed and the aggregate principal amount at maturity of Discount Notes estimated to be outstanding after such partial redemption; and

              (i) the CUSIP or ISIN number, if any, pursuant to Section 2.12.

              At the Company's request made not less than 15 days prior to the latest date notice to Holders may be mailed pursuant to this Section 3.3, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense.

              SECTION 3.4 Effect of Notice of Redemption.

              Once notice of redemption is mailed, Discount Notes called for redemption become due and payable on the Redemption Date and at the redemption price and the principal amount of Discount Notes called for redemption will cease to accrete (if such redemption occurs prior to [ __ ], 2001), or interest on Discount Notes called for redemption will cease to accrue (if such redemption occurs on or after [ _ ], 2001 ), from and after the Redemption Date (unless the Company defaults in providing the funds for such redemption) and such Discount Notes will then cease to be outstanding. Upon surrender to the Paying Agent, such Discount Notes shall be paid at the redemption price plus accrued interest, if any, to the Redemption Date, but interest installments whose maturity is on or prior to such Redemption Date will be payable on the relevant Interest Payment Dates to the Holders which would otherwise have been entitled thereto pursuant to this Indenture and the Discount Notes.

              SECTION 3.5 Deposit of Redemption Price.

              On or prior to any Redemption Date, the Company shall deposit with the Paying Agent in immediately available funds money (in United States dollars) sufficient to pay the redemption price of and accrued interest, if any, on all Discount Notes or portions thereof to be redeemed on that date.

              If any Discount Note surrendered for redemption in the manner provided in the Discount Notes shall not be so paid on the Redemption Date due to the failure of the Company to deposit sufficient funds in United States dollars with the Paying Agent, the principal amount at maturity thereof, Premium, if any, and accrued interest thereon shall, until paid, bear interest, and original issue discount shall continue to accrete, as provided in Section
4.1 with respect to any payment default.

              SECTION 3.6 Discount Notes Redeemed in Part.

              Upon the surrender to the Paying Agent and cancellation of a Discount Note that is redeemed in part only, the Company shall execute and the Trustee shall authenticate for the Holder a new Discount Note equal in principal amount at maturity to the principal amount at maturity of the unredeemed portion of the Discount Note surrendered.


                                   ARTICLE IV

                                    COVENANTS

              SECTION 4.1 Payment of Discount Notes.

              The Company shall pay the principal of, Premium, if any, and interest on the Discount Notes on the dates and in the manner provided in the Discount Notes and this Indenture.

              An installment of principal, Premium or interest shall be considered paid on the date due if the Trustee or the Paying Agent holds on such date immediately available funds (in United States dollars) designated for and sufficient to pay such installment.

              The principal of the Discount Notes shall not bear interest until [ __ ], 2001, and no interest shall be payable on such principal prior to [ __ ], 2001, except in the case of a default in payment of principal upon acceleration, redemption or purchase and, in such case, the overdue principal and any overdue Premium shall bear interest and such interest shall be payable as provided in the next succeeding paragraph and original issue discount will continue to accrete in accordance with the definition of "Accreted Value", until paid or duly provided for.

              The Company shall pay interest on overdue principal and Premium, if any, and interest on overdue installments of interest, to the extent lawful, at the rate of [ _ ]% per annum. Any such interest shall be payable on demand and shall be compounded semiannually on each [ _ ] and [ _ ] .


              SECTION 4.2 Maintenance of Office or Agency.

              The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency, where Discount Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Discount Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of each such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 10.2.

              The Company may also from time to time designate one or more other offices or agencies where the Discount Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

              The Company hereby initially designates the Corporate Trust Office of the Trustee set forth in Section 10.2 as such office or agency of the Company for all of the aforesaid purposes with respect to the Discount Notes in accordance with Section 2.3.

              SECTION 4.3 Corporate Existence.

              Subject to Article V, the Company shall do or cause to be done, at its own cost and expense, all things necessary to, and will cause each of its Restricted Subsidiaries to, preserve and keep in full force and effect the corporate or partnership existence and rights (charter and statutory), licenses and/or franchises of the Company and each of its Restricted Subsidiaries; provided that neither the Company nor any of its Restricted Subsidiaries shall be required to preserve any such rights, licenses or franchises if such rights, licenses or franchises will be replaced or if the Executive Committee of the Company shall reasonably determine that the preservation thereof is no longer desirable in the conduct of the business of the Company or such Restricted Subsidiary, as the case may be, and the loss thereof is not adverse in any material respect to the Holders; provided, further, that any Restricted Subsidiary may be merged into or wound up on and liquidated into the Company or any other Restricted Subsidiary.

              SECTION 4.4 Payment of Taxes and Other Claims.

              The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon its or its Subsidiaries' income, profits or property and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon its property; provided that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate negotiations or proceedings and for which disputed amounts any reserves required in accordance with GAAP have been made.

              SECTION 4.5 Maintenance of Properties; Insurance; Books and
                          Records; Compliance with Law.

              (a) The Company shall, and shall cause each of its Restricted Subsidiaries to, at all time cause all properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment, and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereto.

              (b) The Company shall, and shall cause each of its Restricted Subsidiaries to, maintain insurance (which may include self-insurance) in such amounts and covering such risks as are usually and customarily carried with respect to similar facilities according to their respective locations.

              (c) The Company shall, and shall cause each of its Subsidiaries to, keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each subsidiary of the Company, in accordance with GAAP consistently applied to the Company and its Subsidiaries taken as a whole.

              (d) The Company shall, and shall cause each of its Subsidiaries to comply with all statutes, laws, ordinances, or government rules and regulations to which it is subject, non-compliance with which would materially adversely affect the business, prospects, earnings, properties, assets or financial condition of the Company and its Subsidiaries taken as a whole.

              SECTION 4.6 Compliance Certificates.

              (a) The Company shall deliver to the Trustee within 90 days after the end of each fiscal year, commencing in 1997, an Officers' Certificate of the Company (one of the signatories to which shall be either the principal executive officer, principal financial officer or principal accounting officer of the Company) stating (i) that a review has been conducted of the activities of the Company and its Restricted Subsidiaries under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and (ii) that, to the best knowledge of each Officer signing such certificate, the Company has kept, observed, performed and fulfilled each and every covenant and condition contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions, conditions and covenants hereof (or, if a Default or Event of Default shall have occurred, specifying each such Default or Event of Default and describing its status and what action the Company is taking or proposes to take with respect thereto).

              (b) The annual financial statements delivered pursuant to Section
4.7 shall be accompanied by a written statement of the Company's independent public accountants that in making the examination necessary for certification of such annual financial statements nothing as to which such accountants have professional competence has come to their attention that would lead them to believe that the Company has violated any provisions of this Indenture as to which such accountants have professional competence, or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

              (c) The Company shall, so long as any of the Discount Notes are outstanding, deliver to the Trustee, promptly after any Officer of the Company becomes aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

              SECTION 4.7 Reports.

              (a) The Company shall deliver to the Trustee and to the Holders, within 30 days after it files them with the SEC, copies of its annual and quarterly reports which the Company is required to file with the SEC pursuant to
Section 13 or 15(d) of the Exchange Act. The Company shall also comply with the other provisions of TIA Section 314 (a).

              (b) Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Company shall furnish without cost to the Trustee and to each Holder of the Discount

Notes and file with the SEC (iii) within 140 days after the end of each fiscal year of the Company, (x) audited year-end consolidated financial statements of the Company (including a balance sheet, income statement and statement of cash flows) prepared in accordance with GAAP and (y) the information described in
Item 303 of Regulation S-K under the Securities Act with respect to such period, and (iv) within 60 days after the end of each fiscal quarter of each fiscal year of the Company, (x) unaudited quarterly consolidated financial statements of the Company (including a balance sheet, income statement and statement of cash flows) prepared in accordance with GAAP and substantially in the form included in the Prospectus, and (y) the information described in Item 303 of Regulation S-K under the Securities Act with respect to such period. The Company shall not be required to file any of the reports referred to in this Section 4.7(b) with the SEC if the SEC does not permit such filings.

              SECTION 4.8 Limitation on Indebtedness.

              (a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur any Indebtedness (including Acquired Indebtedness) other than the Discount Notes, Indebtedness existing on the Issue Date, and Permitted Indebtedness; provided that the Company or a Restricted Subsidiary may Incur Indebtedness if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the ratio of Total Consolidated Indebtedness to Annualized Pro Forma Consolidated Operating Cash Flow would be less than or equal to 8.0 to 1.0.

              (b) For purposes of determining any particular amount of Indebtedness under this Section 4.8, Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included. For purposes of determining compliance with this Section 4.8, (A) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness provided for in paragraph (a) of this Section 4.8 or described in the definition of Permitted Indebtedness, the Company shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in paragraph (a) or in one of the clauses in the definition of Permitted Indebtedness and (B) the amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof determined in conformity with GAAP.

              SECTION 4.9 Limitation on Restricted Payments.

              (a) Subject to Section 4.9(b), the Company shall not, and shall not permit any of the Restricted Subsidiaries to make, directly or indirectly, any Restricted Payment, unless:

              (i) no Default shall have occurred and be continuing at the time of or after giving effect to such Restricted Payment;

              (ii) immediately after giving effect to such Restricted Payment, the Company would be able to incur DM 1.0 of Indebtedness under the proviso of Section 4.8(a); and

              (iii) immediately after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments declared or made on or after the Issue Date does not exceed an amount equal to the sum of (A) the difference between (1) the Cumulative Available Cash Flow determined at the time of such Restricted Payment and (2) 150 % of the cumulative Consolidated Interest Expense of the Company determined for the period commencing on the Issue Date and ending on the last day of the latest fiscal quarter for which consolidated financial statements of the Company are available preceding the date of such Restricted Payment plus (B) the aggregate net cash proceeds received by the Company either (1) as capital contributions to the Company after the Issue Date or (2) from the issue or sale (other than to a Subsidiary of the Company) of its Capital Stock (other than Disqualified Stock) on or after the Issue Date plus (C) the aggregate net proceeds received by the Company from the issuance (other than to a Subsidiary of the Company) after the Issue Date of its Capital Stock (other than Disqualified Stock) upon the conversion of, or exchange for, Indebtedness of the Company plus (D) in the case of the repayment of any Investment constituting a Restricted Payment made after the Issue Date, an amount equal to the lesser of the return of capital with respect to such Investment and the cost of such Investment, in either case less the cost of the disposition of such Investment. For purposes of the preceding clauses (B)(2) and (C), the value of the aggregate net proceeds received by the Company upon the issuance of Capital Stock either upon the conversion of convertible Indebtedness or in exchange for outstanding Indebtedness or upon the exercise of options, warrants or rights will be the net cash proceeds received upon the issuance of such Indebtedness, options, warrants or rights plus the incremental amount received by the Company upon the conversion, exchange or exercise thereof.

For purposes of determining the amount expended for Restricted Payments, cash distributed shall be valued at the face amount thereof and property other than cash shall be valued at its Fair Market Value.

              (b) The provisions of Section 4.9(a) shall not prohibit:

              (i) the payment of any divided within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with Section 4.9(a);

              (ii) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Discount Notes including Premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange or conversion for, (A) shares of Capital Stock

         (other than Disqualified Stock) of the Company or (B) Indebtedness Incurred under clause (i) of the definition of Permitted Indebtedness;

              (iii) the repurchase, redemption or other acquisition of Capital Stock of the Company in exchange for, or out of the proceeds of a substantially concurrent offering of, shares of Capital Stock (other than Disqualified Stock) of the Company;

              (iv) payments or distributions pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of Section 5.1;

              (v) the extension by the Company or any Restricted Subsidiary of trade credit to Unrestricted Subsidiaries, represented by accounts receivable, extended on usual and customary terms in the ordinary course of business;

              (vi) advances by the Company or any Restricted Subsidiary to fund the working capital or network construction requirements or to refinance Indebtedness of Unrestricted Subsidiaries in an aggregate amount not to exceed DM 10 millon (or, if non-Deutsche Mark denominated, the Deutsche Mark Equivalent thereof) at any one time outstanding;

              (vii) Investments in Unrestricted Subsidiaries promptly made with the proceeds of a substantially concurrent (x) capital contribution to the Company or (y) issue or sale of Capital Stock (other than Disqualified Stock) of the Company; and

              (viii) Investments of any Person acquired by the Company or by any Restricted Subsidiary, which investments were existing at the time of such acquisition;

provided that, except in the case of clauses (i), (iii) and (v) of this Section 4.9(b), no Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.

              In determining the amount of Restricted Payments permissible under
Section 4.9(a), amounts expended pursuant to clauses (i), (ii)(A), (iii), (iv),
(v), (vi) or (vii) of this Section 4.9(b) shall be included as Restricted Payments.

              SECTION 4.10 Limitation on Liens Securing Certain Indebtedness.

              The Company shall not, and shall not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Liens of any kind against or upon any of its property or assets (including any pledge of the Subordinated Subsidiary Notes, except to holders of Senior Indebtedness), or any proceeds therefrom, which secure either (x)

Subordinated Indebtedness unless the Discount Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to the Liens securing such Subordinated Indebtedness or (y) Pari Passu Indebtedness, unless the Discount Notes are equally and ratably secured with the Liens securing such Pari Passu Indebtedness.

              SECTION 4.11 Limitation on Issuances of Guarantees by Restricted
                           Subsidiaries.

              The Company shall not permit any Restricted Subsidiary, directly or indirectly, to Guarantee any Indebtedness of the Company ("Guaranteed Indebtedness"), unless (i) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a Guarantee (a "Subsidiary Guarantee") of payment of the Discount Notes by such Restricted Subsidiary and (ii) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee; provided that this paragraph shall not be applicable to any Guarantee of any Restricted Subsidiary that (x) existed at the time such Person became a Restricted Subsidiary and (y) was not Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary. If the Guaranteed Indebtedness is (A) pari passu with the Discount Notes, then the Guarantee of such Guaranteed Indebtedness shall be pari passu with, or subordinated to, the Subsidiary Guarantee or (B) subordinated to the Discount Notes, then the Guarantee of such Guaranteed Indebtedness shall be subordinated to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the Discount Notes.

              Notwithstanding the foregoing, any Subsidiary Guarantee by a Restricted Subsidiary shall provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's and each Restricted Subsidiary's Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by the Indenture) or (ii) the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee.

              SECTION 4.12 Limitation on Dividends and Other Payment
                           Restrictions Affecting Restricted Subsidiaries.

              The Company shall not, and shall not permit any Restricted Subsidiary to create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction of any kind on the ability of any Restricted Subsidiary to:

              (a) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Company or any other Restricted Subsidiary;

              (b) pay any Indebtedness owed to the Company or any other Restricted Subsidiary;

              (c) make any loans or advances to the Company or any other Restricted Subsidiary; or

              (d) transfer any of its property or assets to the Company or any other Restricted Subsidiary.

The foregoing provisions in this Section 4.12 shall not restrict, in the case of either clause (a), (b), (c) or (d), any such encumbrance or restriction

              (i) existing on the Issue Date, including those provided for herein;

              (ii) applicable to a Restricted Subsidiary which encumbrance or restriction is contained in an agreement or instrument governing or relating to Indebtedness (an "Indebtedness Instrument"), provided that, in the case of this clause (ii), such encumbrance or restriction applies only to amounts which (x) at any point in time other than during such periods as are described in the following clause (y) (1) are in excess of interest and, at stated maturity, principal (after giving effect to any realization by the Company under any applicable Currency Agreement) due and payable (or which are to become due and payable within 30 days) in respect of the Discount Notes or this Indenture or are either in excess of the amount permitted by, or in an amount that would be prohibited as a result of, financial covenants contained in such Indebtedness Instrument, or (2) if paid, would result in an event described in the following clause (y) of this sentence, and/or (y) during the pendency of any event that causes, permits or, after notice and/or lapse of time, would cause or permit the holder(s) of the Indebtedness governed by the Indebtedness Instrument to declare any such Indebtedness to be immediately due and payable and/or require cash collateralization or cash cover for such Indebtedness for so long as such cash collateralization or cash cover has not been provided;

              (iii) existing under or by reason of applicable law;

              (iv) existing with respect to any Person or the property or assets of such Person acquired by the Company or any Restricted Subsidiary and existing at the time of such acquisition, which encumbrance or restriction is not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired; or

              (v) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary;

or, in the case of clause (d) only, any such encumbrance or restriction

              (i) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset;

              (ii) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by the Indenture; or

              (iii) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or Restricted Subsidiary.

Nothing contained in this Section 4.12 shall prevent the Company or any Restricted Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted under Section 4.10 or (2) restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that secure Indebtedness of the Company or any of its Restricted Subsidiaries.

              SECTION 4.13 Limitation on Asset Sales.

              (a) The Company shall not, and shall not permit any Restricted Subsidiary to, make any Asset Sale unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets sold or otherwise disposed of and (ii) at least 80 % of such consideration consists of cash or Cash Equivalents. To the extent the Net Cash Proceeds of any Asset Sale are not required to be applied to repay, and permanently reduce the commitments under, any Restricted Subsidiary Indebtedness pursuant to the terms of the agreement or instrument under which such Restricted Subsidiary Indebtedness was incurred, or are not so applied, the Company or any Restricted Subsidiary may apply such Net Cash Proceeds within 365 days after receipt thereof, to an investment in properties and assets that will be used in a Cable Business (or in Capital Stock of any Person that will become a Restricted Subsidiary as a result of such investment if such Person's primary business consists of a Cable Business) of the Company or any Restricted Subsidiary ("Replacement Assets"). Notwithstanding the foregoing, the Company or its Restricted Subsidiaries may retain up to DM 10 million (or if non-Deutsche Mark denominated, the Deutsche Mark Equivalent thereof) of Net Cash

Proceeds from any Asset Sale for any purpose. Any Net Cash Proceeds from any Asset Sale that are neither used to repay, and permanently reduce the commitments under, any Restricted Subsidiary Indebtedness nor invested in Replacement Assets within such 365- day period (exclusive of the up to DM 10 million referred to in the preceding sentence) shall constitute "Excess Proceeds" subject to disposition as provided below in this Section 4.13.

              (b) Within 30 days after the aggregate amount of Excess Proceeds equals or exceeds DM 20 million (or, if non-Deutsche Mark denominated, the Deutsche Mark Equivalent thereof), the Company shall make an offer to purchase (an "Excess Proceeds Offer"), (i) from all Holders of the Discount Notes, that aggregate principal amount of Discount Notes as can be purchased by application of such Excess Proceeds at a price in cash equal to 100% of the Accreted Value thereof on any purchase date prior to [ _ ], 2001 or 100% of the outstanding principal amount at maturity thereof, plus accrued and unpaid interest, if any, to any purchase date on or after [ _ ], 2001. Each Excess Proceeds Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law. To the extent that the aggregate Accreted Value or principal and accrued interest, as the case may be, of Discount Notes validly tendered and not withdrawn pursuant to an Excess Proceeds Offer is less than the Excess Proceeds, the Company may use such surplus for general corporate purposes. If the aggregate Accreted Value or principal and accrued interest, as the case may be, of the Discount Notes validly tendered and not withdrawn by Holders thereof exceeds the amount of Discount Notes which can be purchased with the Excess Proceeds, Discount Notes to be purchased will be selected on a pro rata basis. Upon completion of such Excess Proceeds Offer, the amount of Excess Proceeds shall be reset to zero.

              (c) Notwithstanding the two immediately preceding paragraphs (a) and (b), the Company and the Restricted Subsidiaries will be permitted to consummate an Asset Sale without compliance with the two immediately preceding paragraphs to the extent (i) at least 80 % of the consideration for such Asset Sale constitutes Replacement Assets and (ii) such Asset Sale is for Fair Market Value; provided that any consideration not constituting Replacement Assets received by the Company or any of the Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Cash Proceeds subject to the provisions of this Section 4.13.

              (d) The Company shall commence an Excess Proceeds Offer by mailing a notice to the Trustee and each Holder stating:

              (i) that the Excess Proceeds Offer is being made pursuant to
         Section 4.13 of the Indenture and that all Discount Notes validly tendered will be accepted for payment on a pro rata basis;

              (ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Excess Proceeds Payment Date");

              (iii) that any Discount Note not tendered will continue to accrete or accrue interest, as the case may be, pursuant to its terms;

              (iv) that, unless the Company defaults in the payment of the Excess Proceeds Payment, any Discount Notes accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrete or accrue interest, as the case may be, on and after the Excess Proceeds Payment Date;

              (v) that Holders electing to have a Discount Note purchased pursuant to the Excess Proceeds Offer will be required to surrender the Discount Note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the Discount Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Excess Proceeds Payment Date;

              (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Excess Proceeds Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Discount Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Discount Notes purchased; and

              (vii) that Holders whose Discount Notes are being purchased only in part will be issued new Discount Notes equal in principal amount to the unpurchased portion of the Discount Notes surrendered; provided that each Debenture purchased and each new Discount Note issued shall be in a principal amount of $1,000 or integral multiples thereof.

              (e) On the Excess Proceeds Payment Date, the Company shall (i) accept for payment on a pro rata basis Discount Notes or portions thereof tendered pursuant to the Excess Proceeds Offer; (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Discount Notes or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the Trustee all Discount Notes or portions thereof so accepted together with an Officers' Certificate specifying the Discount Notes or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail to the Holders of Discount Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly (but in any case no later than ten (10) calendar days after the Excess Proceeds Payment Date) authenticate and mail to such Holders a new Discount Note equal in principal amount to any unpurchased portion of the Note surrendered; provided that each Discount Note purchased and each new Discount Note issued shall be in a principal amount of $1,000 or integral multiples thereof. The Company will publicly announce the results of the Excess Proceeds Offer as soon as practicable after the Excess Proceeds Payment Date. For purposes of this Section 4.13, the Trustee shall act as the Paying Agent.

              (f) If the Company is required to make an Excess Proceeds Offer, the Company will comply with all applicable tender offer rules, including, to the extent applicable, Section 14(e) and Rule 14e-1 under the Securities Exchange Act of 1934, as amended, and any other applicable securities laws and regulations, including any German securities laws or the requirements of the Luxembourg Stock Exchange.

              (g) Prior to the commencement of an Excess Proceeds Offer, the Company shall deliver to the Trustee an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent to such Excess Proceeds Offer have been complied with.

              SECTION 4.14 Limitation on Transactions with Shareholders and
                           Affiliates

              The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) (an "Affiliate Transaction") with any holder (or any Affiliate of such holder) of 5% or more of the Capital Stock of the Company or with any Affiliate of the Company or any Restricted Subsidiary (together, "Related Persons"), except upon fair and reasonable terms to the Company or such Restricted Subsidiary. Specifically, the Company will not, and will not permit any Restricted Subsidiary to, (x) provide credit support for, or a Guarantee of, any Indebtedness of any Unrestricted Subsidiary (including any agreement, undertaking or instrument evidencing such Indebtedness), provided that the Company or any Restricted Subsidiary may pledge Capital Stock or Indebtedness of any Unrestricted Subsidiary on a nonrecourse basis such that the pledgee has no claim whatsoever against the Company or any Restricted Subsidiary other than to obtain such pledged property, (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary or (z) be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary), except in the case of clause (x), (y) or (z) to the extent permitted under Section 4.8 and, in the case of clause (x) or (y), to the extent permitted under Section 4.9.

              The foregoing limitation does not limit, and shall not apply to
(i) any transaction between the Company and any of its Restricted Subsidiaries or between Restricted Subsidiaries; (ii) the payment of reasonable and customary regular fees to directors of the Company who are not employees of the Company;
(iii) any payments or
other transactions pursuant to any tax-sharing agreement between the Company and any other Person with which the Company files a consolidated tax return or with which the Company is part of a consolidated group for tax purposes; (iv) any Restricted Payments not prohibited by Section 4.9; (v) any transaction pursuant to an agreement in effect on the Issue Date; or (vi) any transaction in the ordinary course of business between the Company or any Restricted Subsidiary and any Affiliate thereof engaged in the Cable Business. The foregoing limitation also does not limit, and shall not apply to, transactions (A) approved by a majority of the disinterested members of the Executive Committee or (B) for which the Company or a Restricted Subsidiary delivers to the Trustee a written opinion of an Independent Financial Advisor, stating that the transaction is fair to the Company or such Restricted Subsidiary from a financial point of view.

              Any transaction (or series of related transactions) with a Related Person (other than those transactions set forth in clauses (i) through (vi) in the immediately preceding paragraph and any payments of interest or principal to Chase Investment Bank Limited or Chase Manhattan Bank AG under the Bank Facility) in which any Person receives in excess of DM 5 million in any fiscal year shall be approved by a majority of the disinterested members of the Executive Committee of the Company. Any transaction (or series of related transactions) with a Related Person involving in excess of DM 10 million, or as to which there are no disinterested members of the Executive Committee, is subject to the further requirement that the Company obtain an opinion of an Independent Financial Advisor with experience in appraising the terms and conditions of the relevant type of transaction (or series of related transactions) stating that the transaction (or series of related transactions) is fair, from a financial point of view, to the Company or such Restricted Subsidiary.

              SECTION 4.15 Limitation on the Issuance and Sale of Capital Stock
                           of Restricted Subsidiaries

              The Company shall not sell, and shall not permit any Restricted Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to purchase shares of such Capital Stock) except (i) to the Company or a Wholly-Owned Restricted Subsidiary, (ii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary, and (iii) in the case of issuances of Capital Stock by a non-Wholly-Owned Restricted Subsidiary if, after giving effect to such issuance, the Company maintains its percentage ownership of such non-Wholly-Owned Restricted Subsidiary.

              SECTION 4.16 Change of Control.

              Upon the occurrence of a Change of Control, each Holder shall have the right to require the repurchase of its Discount Notes by the Company in cash pursuant to the offer described below (the "Change of Control Offer") at a purchase price equal to

101% of the Accreted Value thereof (determined at the date of purchase) if such purchase is prior to [ _ ], 2001 or 101% of the principal amount at maturity thereof, plus accrued and unpaid interest on such principal amount at maturity, if any, to the date of purchase if such purchase is on or after [ _ ], 2001 (the "Change of Control Payment"). The Company is not required to make a Change of Control Offer following a Change of Control if a third party makes a Change of Control Offer that would be in compliance with the provisions described in this
Section if it were made by the Company and purchases the Discount Notes validly tendered and not withdrawn. Prior to the mailing of the notice to Holders provided for in the succeeding paragraph, but in any event within 30 days following any Change of Control, the Company covenants to (i) repay in full all Indebtedness of the Company that would prohibit the repurchase of the Discount Notes as provided for in the succeeding paragraph or (ii) obtain any requisite consents under instruments governing any such Indebtedness of the Company to permit the repurchase of the Discount Notes as provided for in the succeeding paragraph. The Company shall first comply with the covenant in the preceding sentence before it shall be required to repurchase Discount Notes pursuant to this Section 4.16.

              Within 30 days following the Change of Control, the Company shall mail a notice to the Trustee and each Holder stating:

              (i) that a Change of Control has occurred, that the Change of Control Offer is being made pursuant to this "Change of Control" covenant and that all Discount Notes validly tendered will be accepted for payment;

              (ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Change of Control Payment Date");

              (iii) that any Discount Note not tendered will continue to accrete or accrue interest, as the case may be, pursuant to its terms;

              (iv) that, unless the Company defaults in the payment of the Change of Control Payment, any Discount Note accepted for payment pursuant to the Change of Control Offer shall cease to accrete or accrue interest, as the case may be, on and after the Change of Control Payment Date;

              (v) that Holders electing to have any Discount Note or portion thereof purchased pursuant to the Change of Control Offer will be required to surrender such Discount Note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of such Discount Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Change of Control Payment Date;

              (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Discount Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Discount Notes purchased; and

              (vii) that Holders whose Discount Notes are being purchased only in part will be issued new Discount Notes equal in principal amount to the unpurchased portion of the Discount Notes surrendered; provided that each Discount Note purchased and each new Discount Note issued shall be in a principal amount of $1,000 or integral multiples thereof.

              On the Change of Control Payment Date, the Company shall: (i) accept for payment Discount Notes or portions thereof tendered pursuant to the Change of Control Offer; (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Discount Notes or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the Trustee, all Discount Notes or portions thereof so accepted together with an Officers' Certificate specifying the Discount Notes or portions thereof accepted for payment by the Company. The Paying Agent shall promptly mail, to the Holders of Discount Notes so accepted, payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Discount Note equal in principal amount to any unpurchased portion of the Discount Notes surrendered; provided that each Discount Note purchased and each new Discount
Note issued shall be in a principal amount of $1,000 or integral multiples thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. For purposes of this Section 4.16, the Trustee shall act as Paying Agent.

              The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in the event that a Change of Control occurs and the Company is required to repurchase the Discount Notes under this Section 4.16.

              If the Company is unable to repay all of its Indebtedness that would prohibit a repurchase of Discount Notes required by this Section 4.16 or is unable to obtain the consents of the holders of Indebtedness, if any, of the Company outstanding at the time of a Change of Control whose consent would be so required to permit such a repurchase of Discount Notes, then the Company will have breached its covenant and agreement under this Section 4.16 in the meaning of Section 6.1(a)(v) of this Indenture.

              Prior to the commencement of a Change of Control Offer, the Company shall deliver to the Trustee an Officers' Certificate and an Opinion of Counsel (to the extent matters of law are involved) stating that all conditions precedent to such Change of Control Offer have been complied with.

              SECTION 4.17 Additional Amounts.

              All payments made by the Company under or with respect to the Discount Notes will be made free and clear of and without withholding or deduction for or on account of any present or future Taxes imposed or levied by or on behalf of any Taxing Authority within Germany, or within any other jurisdiction in which the Company is organized or engaged in business for tax purposes, unless the Company is required to withhold or deduct Taxes by law or by the official interpretation or administration thereof. If the Company is required to withhold or deduct any amount for or on account of Taxes imposed by a Taxing Authority within Germany, or within any other jurisdiction in which the Company is organized or engaged in business for tax purposes, from any payment made under or with respect to the Discount Notes, the Company will pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each Holder of Discount Notes (including Additional Amounts) after such withholding or deduction will not be less than the amount the holder would have received if such Taxes had not been withheld or deducted; provided that no Additional Amounts will be payable with respect to a payment made to a Holder of Discount Notes (an "Excluded Holder") with respect to any Tax which would not have been imposed, payable or due: (i) but for the existence of any present or former connection between the holder (or the beneficial owner of, or person ultimately entitled to obtain an interest in, such Discount Notes) and Germany or any other jurisdiction in which the Company is organized or engaged in business for tax purposes other than the holding of, or the receipt of payments under, the Discount Notes; (ii) if the payment could have been made by or through another Paying Agent without such withholding; or (iii) if the beneficial owner of, or person ultimately entitled to obtain an interest in, such Discount Notes had been the holder of the Discount Notes and would not be entitled to the payment of Additional Amounts. In addition, Additional Amounts will not be payable with respect to any Tax which is payable otherwise than by withholding from payments of, or in respect of principal of, or any interest on, the Discount Notes. The Company will also (i) make such withholding or deduction and (ii) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. The Company will make reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each Taxing Authority imposing such Taxes. The Company will furnish to the Holders of the Discount Notes, within 60 days after the date the payment of any Taxes so deducted or withheld is due pursuant to applicable law, either certified copies of tax receipts evidencing such payment by the Company or, if such receipts are not obtainable, other evidence of such payments by the Company.

              At least 30 days prior to each date on which any payment under or with respect to the Discount Notes is due and payable, if the Company will be obligated to pay Additional Amounts with respect to such payment, the Company will deliver to the Trustee and the Book-Entry Depositary an Officers' Certificate stating the fact that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable the Trustee to pay such Additional Amounts to the holders of Discount Notes on the payment date. Such Officers' Certificate shall also specify the amount required to be deducted or withheld on payments under or with respect to the Discount Notes due on such payment date for or on account of Taxes and certify that such amount will be deducted or withheld and paid by the Company. The Company covenants to indemnify the Trustee and any Paying Agent for, and to hold each of them harmless against, any loss, liability or reasonable expense incurred without negligence, bad faith or willful misconduct on its part, arising out of or in connection with actions taken or omitted to be taken by any of them in reliance on any Officers' Certificate furnished to them by the Company pursuant to this paragraph or in reliance upon the absence of any such Officers' Certificate required to be furnished by the Company which is not so furnished. The obligations of the Company under this paragraph shall survive the resignation or removal of the Trustee or the Paying Agent, the redemption of the Discount Notes, and the termination of this Indenture.

              Whenever in this Indenture there is mentioned, in any context, the payment of amounts based upon the Accreted Value of the Discount Notes or of principal, Premium, if any, and interest or of any other amount payable under or with respect to any Discount Note, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

              The obligations of the Company under this Section 4.17 shall survive the termination of this Indenture and the payment of all amounts under or with respect to the Discount Notes.

              SECTION 4.18 Waiver of Stay, Extension or Usury Laws.

              The Company covenants (to the extent permitted by law) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Discount Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and (to the extent permitted by law) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

              SECTION 4.19 Calculation of Original Issue Discount

              The Company shall file with the Trustee promptly at the end of each calendar year a written notice specifying the amount of original issue discount (including daily rates and accrual periods) accrued on Discount Notes at the end of such year.

                                    ARTICLE V

                              SUCCESSOR CORPORATION

              SECTION 5.1 Consolidation, Merger and Sale of Assets.

              The Company shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person (other than a consolidation or merger with or into a Wholly Owned Restricted Subsidiary with a positive net worth; provided that, in connection with any such merger or consolidation, no consideration (other than Common Stock in the surviving Person or the Company) shall be issued or distributed to the stockholders of the Company) or permit any Person to merge with or into the Company unless:

              (i) the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired or leased such property and assets of the Company shall be a corporation organized and validly existing under the laws of the United States or of any country that is a member of the European Union and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Company under the Indenture;

              (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

              (iii) immediately after giving effect to such transaction on a pro forma basis the Company, or any Person becoming the successor obligor of the Discount Notes, as the case may be, could Incur at least DM 1.00 of Indebtedness under the proviso of Section 4.8(a); and

              (iv) the Company delivers to the Trustee an Officers' Certificate (attaching the arithmetic computations to demonstrate compliance with clause (iii)) and Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this Section 5.1 and that all conditions precedent provided for herein relating to such transaction have been complied with.

              SECTION 5.2 Successor Entity Substituted.

              Upon any consolidation, combination, merger or any transfer of all or substantially all of the assets of the Company in accordance with Section 5.1, the surviving entity formed by such consolidation or combination or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such surviving entity had been named as the Company herein, and thereafter, the predecessor company (except in the case of a lease) shall be released from all obligations and covenants under this Indenture and the Discount Notes.

                                   ARTICLE VI

                              DEFAULT AND REMEDIES

              SECTION 6.1 Events of Default.

              (a) Each of the following events is an "Event of Default":

              (i) a default in the payment of principal of or Premium on any Discount Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

              (ii) a default in the payment of interest or Additional Amounts on any Discount Note when the same becomes due and payable, and such default continues for a period of 30 days;

              (iii) the failure to perform or comply with the provisions of
         Section 5.1;

              (iv) the failure by the Company to repurchase Discount Notes at the conclusion of the Change of Control Offer or Excess Proceeds Offer referred to in Sections 4.13 and 4.16, respectively;

              (v) any default in the performance of or breach of any other covenant or agreement of the Company in the Indenture or under the Discount Notes, which default or breach continues for a period of 30 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount at maturity of the Discount Notes outstanding;

              (vi) the occurrence of, with respect to any issue or issues of Indebtedness of the Company or any Significant Subsidiary having an outstanding principal amount of DM 10 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (I) an event of default that has caused the holders thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days following such acceleration and/or (II) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

              (vii) any final judgment or order for the payment of money in excess of DM 10 million in the aggregate for all such final judgments or orders against all such Persons shall be rendered against the Company or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed DM 10 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

              (viii) a court of competent jurisdiction enters a Bankruptcy Order under any Bankruptcy Law that:

                    (A) is for relief against the Company or any Significant
              Subsidiary in an involuntary case or proceeding,

                    (B) appoints a Custodian of the Company or any Significant
              Subsidiary for all or substantially all of its properties, or

                    (C) orders the liquidation of the Company or any Significant
              Subsidiary,

              and in each case such order or decree remains unstayed and in effect for 60 days; and

              (ix) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                    (A) commences a voluntary case or proceeding,

                    (B) consents to the entry of a Bankruptcy Order for relief against it in an involuntary case or proceeding,

                    (C) consents to the appointment of a Custodian of it or for all or substantially all of its property,

                    (D) makes a general assignment for the benefit of its
              creditors or files a proposal or scheme of arrangement involving the rescheduling or composition of its indebtedness,

                    (E) consents to the filing against it of a petition in
              bankruptcy, or

                    (F) shall generally not pay its debts when such debts become due or shall admit in writing its inability to pay its debts generally.

              (b) For purposes of this Article VI, the term "Custodian" means any custodian, receiver, interim receiver, receiver and manager, trustee, assignee, liquidator, sequestrator or similar official charged with maintaining possession or control over property for one or more creditors, whether under any Bankruptcy Law or otherwise. The term "Bankruptcy Order" means any court order made in a proceeding pursuant to or within the meaning of any Bankruptcy Law, containing an adjudication of bankruptcy or insolvency, or providing for liquidation, winding up, dissolution or reorganization, or appointing a Custodian of a debtor or of all or any substantial part of a debtor's property, or providing for the staying, arrangement, adjustment or composition of indebtedness or other relief of a debtor.

              SECTION 6.2 Acceleration.

              If an Event of Default (other than an Event of Default specified in Section 6.1(a)(viii) or (ix) that occurs with respect to the Company) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Discount Notes then outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders (the "Acceleration Notice")), may, and the Trustee at the request of such Holders shall, declare the Discount Notes to be immediately due and payable at 100% of the Accreted Value thereof (determined at the date of such declaration) if such declaration is prior to [ _ ], 2001 or 100% of the principal amount at maturity thereof, plus accrued and unpaid interest thereon, if any, to the date of such declaration, if such declaration is on or after [ _ ], 2001. Upon a declaration of acceleration, such principal of, Premium, if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in Section 6.1(a)(vi) has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to Section 6.1(a)(vi) shall be remedied or cured by the Company and/or the relevant Significant Subsidiaries or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in Section 6.1(a)(viii) or (ix) above occurs with respect to the Company, the Discount Notes then outstanding shall ipso facto become and be immediately due and payable at 100% of the Accreted Value thereof at the date of such Event of Default, if such date is prior to [ _ ], 2001 or at 100% of the outstanding principal amount at maturity thereof plus accrued and unpaid interest, if any, to the date of such Event of Default, if such date is on or after [ _ ], 2001, in each case without any declaration or other act on the part of the Trustee or any Holder.

              The Holders of at least a majority in principal amount at maturity of the outstanding Discount Notes by written notice to the Company and to the Trustee may waive all past Defaults and rescind and annul such declaration of acceleration and its consequences if (a) the Company has paid or deposited with the Trustee a sum sufficient to pay (i) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (ii) all overdue interest on all Discount Notes, (iii) the principal of and Premium, if any, on any Discount Notes that have become due otherwise than by such declaration or occurrence of acceleration and interest thereon at the rate prescribed therefor by such Discount Notes, and (iv) to the extent that payment of such interest is lawful, interest upon overdue interest, if any, at the rate prescribed therefor by such Discount Notes, (b) all existing Events of Default, other than the non-payment of the principal of, Premium, if any, and accrued interest on the Discount Notes that have become due solely by such declaration or occurrence of acceleration, have been cured or waived and (c) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

              SECTION 6.3 Other Remedies.

              If an Event of Default occurs and is continuing, the Trustee may pursue, in its own name or as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Discount Notes or to enforce the performance of any provision of the Discount Notes or this Indenture.

              The Trustee may maintain a proceeding even if it does not possess any of the Discount Notes or does not produce any of them in the proceeding.

              SECTION 6.4 Waiver of Past Default.

              Subject to Sections 6.2, 6.7 and 9.2, the Holders of at least a majority in principal amount at maturity of the outstanding Discount Notes, by notice to the Trustee, may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of, Premium, if any, or interest on any Discount Note as specified in Section 6.1(a)(i) or (ii) or in respect of a covenant or provision of this Indenture which cannot pursuant to
Section 9.2 be modified or amended without the consent of the Holder of each outstanding Discount Note affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

              SECTION 6.5 Control by Majority.

              Subject to the provisions of Section 7.2(f), the Holders of at least a majority in principal amount at maturity of the outstanding Discount Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it; provided, however, that the Trustee may refuse to follow any direction that
(i) conflicts with law or this Indenture, (ii) may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Discount Notes not joining in the giving of such direction; and provided, further, that the Trustee may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Discount Notes.

              SECTION 6.6 Limitation on Suits.

              A Discount Noteholder may not pursue any remedy with respect to this Indenture or the Discount Notes unless:

              (a) the Holder gives to the Trustee written notice of a continuing Event of Default;

              (b) the Holders of at least 25% in aggregate principal amount at maturity of outstanding Discount Notes make a written request to the Trustee to pursue the remedy;

              (c) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense (including the reasonable fees and expenses of its counsel);

              (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

              (e) during such 60-day period the Holders of a majority in principal amount at maturity of the outstanding Discount Notes do not give the Trustee a direction inconsistent with the request.

              A Discount Noteholder may not use this Indenture to prejudice the rights of another Discount Noteholder or to obtain a preference or priority over such Discount Noteholder.

              SECTION 6.7 Rights of Holders to Receive Payment.

              Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, Premium, if any, or interest on a Discount Note (including any Additional Amounts) or to bring suit for the enforcement of any such payment, on or after the due date for such payment expressed in the Discount Notes, is absolute and unconditional and shall not be impaired or affected without the consent of such Holder.

              SECTION 6.8 Collection Suit by Trustee.

              If an Event of Default specified in Section 6.1(a)(i) or (ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Discount Notes for the whole amount of principal, Premium, if any, and Additional Amounts and accrued interest remaining unpaid, together with interest on overdue principal, Premium, if any, Additional Amounts and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at [ _ ]%, which interest shall be compounded semi-annually each [ _ ] and [ _ ], and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

              SECTION 6.9 Trustee May File Proofs of Claim.

              The Trustee shall be entitled and empowered to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 7.7) and the Discount Noteholder allowed in any judicial proceedings relative to the Company or the Subsidiaries of the Company (or any other obligor on the Discount Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies, securities or other property payable or deliverable upon conversion or exchange of the Discount Notes or upon any such claims and to distribute the same, and any Custodian in any such judicial proceeding is hereby authorized by each Discount Noteholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Discount Noteholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under
Section 7.7. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to, or accept or adopt on behalf of any Discount Noteholder, any plan of reorganization, arrangement, adjustment or composition affecting the Discount Note or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Discount Noteholder in any such proceeding.

              SECTION 6.10 Priorities.

              If the Trustee collects any money pursuant to this Article VI, it shall pay out such money in the following order:

              First: to the Trustee for amounts due under Section 7.7;

              Second: to Holders for amounts then due and unpaid for principal of, Premium, if any, and interest on the Discount Note in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Discount Notes for principal, Premium, if any, and interest, respectively; and

              Third: to the Company or any other obligors of the Discount Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

              The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Discount Noteholder Pursuant to this Section 6.10.

              SECTION 6.11 Undertaking for Costs.

              In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7, or a suit by Holders of more than 10% in aggregate principal amount at maturity of outstanding Discount Notes.

              SECTION 6.12 Restoration of Rights and Remedies.

              If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, Trustee and the Holders shall continue as though no such proceeding had been instituted.

              SECTION 6.13 Rights and Remedies Cumulative.

              Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Discount Notes in
Section 2.6, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

              SECTION 6.14 Delay or Omission Not Waiver.

              No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Six or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.


                                   ARTICLE VII

                                     TRUSTEE

              SECTION 7.1 Duties of Trustee.

              (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

              (b) Except during the continuance of an Event of Default:

              (i) The Trustee undertakes to perform such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

              (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided, however, that in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

              (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct except that:

              (i) This paragraph does not limit the effect of paragraph (b) of this Section 7.1;

              (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

              (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.2, 6.5 or 6.6; and

              (iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

              (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.1.

              (e) The Trustee may refuse to perform any duty or exercise any right or unless it is provided adequate funds to enable it to do so and it receives indemnity satisfactory to it in its sole discretion against any loss, liability, fee or expense.

              SECTION 7.2 Rights of Trustee.

              Subject to TIA Sections 315(a) through (d), and except as provided in Section 7.1:

              (a) The Trustee may rely upon any paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney.

              (b) Before the Trustee acts or refrains from acting with respect to any matter contemplated by this Indenture, it may require an Officers' Certificate or an Opinion of Counsel, which shall conform to the provisions of Section 10.5. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

              (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than the negligence or willful misconduct of an agent who is an employee of the Trustee) appointed with due care.

              (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers; provided that the Trustee's conduct does not constitute negligence or bad faith.

              (e) The Trustee may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

              (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

              SECTION 7.3 Individual Rights of Trustee.

              The Trustee in its individual capacity or any other capacity may become the owner or pledgee of Discount Notes and may otherwise deal with the Company, or its Subsidiaries and Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to TIA Sections 310(b) and 311 pursuant to which the Trustee shall resign if it acquires and does not eliminate a conflicting interest as defined therein.

              SECTION 7.4 Trustee's Disclaimer.

              The Trustee makes no representation as to the validity or adequacy of this Indenture or the Discount Notes; it shall not be accountable for the Company's use of the proceeds from the issuance of the Discount Notes; and it shall not be responsible for any statement of the Company in the Discount Notes other than the Trustee's certificate of authentication.

              SECTION 7.5 Notice of Defaults.

              If any Default or any Event of Default with respect to the Discount Notes occurs and is continuing and is actually known to the Trustee, the Trustee shall give notice of the Default or Event of Default within 45 days after the occurrence thereof to the Holders of the Discount Notes, unless such Default shall have been cured or waived before the mailing of such notice. Except in the case of a Default or an Event of Default in the payment of principal, Premium, if any, or interest on any Discount Note, the Trustee may withhold the notice to the Discount Noteholders if a committee of its Responsible Officers in good faith determines that withholding the notice is in the interest of Discount Noteholders.

              Subject to the provisions of Sections 7.1 and 7.2, the Trustee shall not be deemed to have knowledge of any Default, Event of Default, Change of Control or Asset Sale except (i) a default described in Section 6.1 (a)(i) or
(ii) so long as the Trustee is the Paying Agent, or (ii) any Default, Event of Default, Change of Control or Asset Sale of which the Trustee shall have received written notification at its Corporate Trust Office or a Responsible Officer charged with the administration of this Indenture shall have obtained actual knowledge, and such notification shall not be deemed to include receipt of information obtained in any report or other reports and documents furnished under Section 4.7 of this Indenture which reports and documents the Trustee shall have no duty to examine.

              SECTION 7.6 Reports by Trustee to Holders.

              To the extent required by TIA Section 313(a), within 60 days after [May 15] of each year commencing with [the first May 15 after the issuance of the Discount Notes] and for as long as there are Discount Notes outstanding hereunder, the Trustee shall mail to each Holder of Discount Notes the Trustee's brief report dated as of such date that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b) and TIA Section 313(c) and
(d). A copy of such report at the time of its mailing to Discount Noteholders shall be filed with the SEC, if required, and each stock exchange, if any, on which the Discount Notes are listed.

              The Company shall promptly notify the Trustee if the Discount Notes become listed on any stock exchange other than the Luxembourg Stock Exchange, and the Trustee shall comply with TIA Section 313(d).

              SECTION 7.7 Compensation and Indemnity.

              The Company shall pay to the Trustee such compensation as shall be agreed upon in writing from time to time for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket disbursements, expenses and advances (including reasonable fees and expenses of its agents and counsel) incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, out-of-pocket disbursements and expenses of the Trustee's agents and counsel.

              The Company shall indemnify the Trustee and its agents for, and hold them harmless against, any damage, claims, loss or liability or expense, including taxes (other than taxes based upon, or measured by or determined by the income of the Trustee) incurred by them without negligence or bad faith on their part in connection with the acceptance or administration of this Indenture and their duties under this Indenture and the Discount Notes in their capacities as Trustee, Paying Agent, Authenticating Agent or Registrar, including the costs and expenses of investigating or defending themselves against any claim or liability and of complying with any process served upon it or any of their officers in connection with the exercise or performance of any of their powers or duties under this Indenture and the Discount Notes. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee, the Paying Agent, the Authenticating Agent or the Registrar through the Trustee's, the Paying Agent's, or the Registrar's, as the came may be, own willful misconduct, negligence or bad faith.

              To secure the Company's payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Discount Notes on all money or property held or collected by it, in its capacity as Trustee, Paying Agent or Registrar, except money or property held in trust to pay principal of, Premium, if any, and interest on particular Discount Notes. Such lien shall survive the termination of this Indenture.

              Subject to any other rights available to the Trustee under any applicable Bankruptcy Law, when the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(a)(viii) or (ix) occurs, the parties hereto and the Discount Noteholders, by acceptance of the Discount Notes, hereby agree that the expenses and the compensation for the services are intended to constitute expenses of administration under any applicable Bankruptcy Law.

              The Trustee's rights under this Section 7.7 shall survive the resignation or removal of the Trustee, the redemption of the Discount Notes and the termination of this Indenture.

              SECTION 7.8 Replacement of Trustee.

              A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.8.

              The Trustee may resign at any time by so notifying the Company in writing. The Holders of a majority in principal amount at maturity of the outstanding Discount Notes may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee with the Company's consent, which consent shall not be unreasonably withheld. The Company may remove the Trustee if:

              (a) the Trustee fails to comply with Section 7.10;

              (b) the Trustee is adjudged a bankrupt or an insolvent;

              (c) a receiver or other public officer takes charge of the Trustee or its property; or

              (d) the Trustee becomes incapable of acting.

              If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount at maturity of the Discount Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

              A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after such delivery, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee (subject to the lien provided in Section 7.7), the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Discount Noteholder.

              If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of the majority in principal amount at maturity of the outstanding Discount Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

              If the Trustee fails to comply with Section 7.10, any Discount Noteholder who satisfies the requirements of TIA Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

              Notwithstanding replacement of the Trustee pursuant to this
Section 7.8, the Company's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

              SECTION 7.9 Successor Trustee by Merger, Etc.

              If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee provided such corporation shall be otherwise qualified and eligible under this Article VII.

              SECTION 7.10 Eligibility.

              This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1). The Trustee shall have a combined capital and surplus of at least U.S. $50,000,000 as set forth in its most recent published annual report of condition. The Trustee may not be an obligor upon the Discount Notes of an Affiliate of any such obligor.

              SECTION 7.11 Money Held in Trust.

              The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article VIII of this Indenture.

              SECTION 7.12 Withholding Taxes.

              The Trustee, as agent for the Company, shall exclude and withhold from each payment of principal and interest and other amounts due hereunder or under the Discount Notes any and all withholding taxes applicable thereto as required by law. The Trustee agrees to act as such withholding agent and, in connection therewith, whenever any present or future taxes or similar charges are required to be withheld with respect to any amounts payable in respect of the Discount Notes, to withhold such amounts and timely pay the same to the appropriate authority in the name of and on behalf of the Holders of the Discount Notes, that it will file any necessary withholding tax returns or statements when due, and that, as promptly as possible after the payment thereof, it will deliver to each Holder of a Discount Note appropriate documentation showing the payment thereof, together with such additional documentary evidence as such Holders may reasonably request from time to time.

              SECTION 7.13 Disqualification; Conflicting Interests.

              If the Trustee has or shall acquire a conflicting interest within the meaning of the TIA, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA and this Indenture.

              SECTION 7.14 Preferential Collection of Claims Against Company.

              If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Discount Notes), the Trustee shall be subject to the provisions of the TIA regarding the collection of claims against the Company (or any such other obligor).

                                  ARTICLE VIII

                       DISCHARGE OF INDENTURE; DEFEASANCE

              SECTION 8.1 Termination of Company's Obligations.

              The Company may, at its option, terminate its obligations under the Discount Notes and this Indenture, except those obligations referred to in the last paragraph of this Section 8.1, if

              (a) all Discount Notes previously authenticated and delivered (other than destroyed, lost or stolen Discount Notes which have been replaced or paid) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder; or

              (b) (i) the Discount Notes have become due and payable, mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption, (ii) the Company irrevocably deposits in trust with the Trustee during such one-year period, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds solely for the benefit of the Holders for that purpose, money or U.S. Government Obligations sufficient (in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee), without consideration of any reinvestment of any interest thereon, to pay principal, Premium, if any, and interest on the Discount Notes to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder, (iii) no Default or Event of Default with respect to the Discount Notes shall have occurred and be continuing on the date of such deposit, (iv) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound, and (v) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with.

              With respect to the foregoing Section 8.1(a), the Company's obligations under Section 7.7 shall survive. With respect to the foregoing
Section 8.1(b) the Company's obligations in Sections 2.2, 2.3, 2.4, 2.5, 2.6, 2.11, 4.1, 4.2, 4.17, 7.7, 7.8, 8.3, 8.4 and 8.5 shall survive until the
Discount Notes are no longer outstanding. Thereafter, only the Company's obligations in Sections 7.7, 8.4 and 8.5 shall survive. After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Discount Notes and this Indenture except for those surviving obligations specified above.

              SECTION 8.2 Legal Defeasance and Covenant Defeasance.

              (a) The Company may, at its option by Resolution of the Executive Committee of the Company, at any time, with respect to the Discount Notes, elect to have either paragraph (b) or paragraph (c) below be applied to the outstanding Discount Notes upon compliance with the conditions set forth in paragraph (d).

              (b) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (b), the Company shall be deemed to have been released and discharged from its obligations with respect to the outstanding Discount Notes on the date the conditions set forth below are satisfied (hereinafter, "legal defeasance"). Notwithstanding anything else in this Section 8.2, such discharge will not occur prior to the end of the six month period specified in paragraph (d)(iii) below or, if applicable, until the end of the one year period specified in clause (2) of paragraph (d)(x) below. For this purpose, legal defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Discount Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of paragraph (e) below and the other Sections of and matters under this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Discount Notes and this Indenture insofar as such Discount Notes are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Discount Notes to receive solely from the trust fund described in paragraph (d) below and as more fully set forth in such paragraph, payments in respect of the principal of, Premium, if any, and interest on such Discount Notes (including Additional Amounts) when such payments are due, (ii) the Company's obligations with respect to such Discount Notes under Sections 2.2, 2.3, 2.5, 2.6, 4.2 and 4.17 (for purposes of applying Section 4.17, if the Trustee (or any other qualifying trustee referred to in Section 8.2(d)(i)) is required, by law or by the interpretation or administration thereof, to withhold or deduct any amount for or on account of Taxes from any payment made from the trust fund described in Section 8.2(d)(i) under or with respect to the Discount Notes, such payment shall be deemed to have been made by the Company and the Company shall be deemed to have been so required to withhold or deduct and the amount so deposited with the Trustee by the Company shall include the aggregate amount of all such withholding or deduction required) and, with respect to the Trustee, under Sections 7.7 and 7.8, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (iv) this Section 8.2 and Sections 8.3, 8.4 and 8.5. Subject to compliance with this Section 8.2, the Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph
(c) below with respect to the Discount Notes.

              (c) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (c), the Company shall be released and discharged from its obligations under any covenant contained in clause (iii) of Section 5.1 and in Sections 4.6 through 4.16 (except for obligations mandated by the TIA) with respect to the outstanding

Discount Notes on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Discount Notes shall thereafter be deemed to be not "outstanding" for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the outstanding Discount Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Sections 6.1(a)(iii) or 6.1(a)(v), but, except as specified above, the remainder of this Indenture and such Discount Notes shall be unaffected thereby.

              (d) The following shall be the conditions to application of either paragraph (b) or paragraph (c) above to the outstanding Discount Notes:

              (i) the Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 who shall agree to comply with the provisions of this Section 8.2 applicable to it) and conveyed all right, title and interest to the Trustee for the benefit of the Holders, under the terms of an irrevocable agreement in form and substance satisfactory to the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Discount Notes, (x) U.S. Dollars in an amount sufficient or (y) U.S. Government Obligations maturing as to principal, premium, if any, and interest in such amounts of money and at such times as are sufficient without consideration of any reinvestment of such principal, premium or interest, or (z) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge not later than one day before the due date of any such payments, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge when due, principal of, Premium, if any, and interest and Additional Amounts, if any, on the outstanding Discount Notes on the Maturity Date, a Redemption Date or otherwise in accordance with the terms of this Indenture and of such Discount Notes; provided that the Trustee (or other qualifying trustee) shall have received an irrevocable written order from the Company instructing the Trustee (or other qualifying trustee) to apply such United States Dollars or the proceeds of such U.S. Government Obligations to said payments with respect to the Discount Notes;

              (ii) no Default or Event of Default or event which with notice or lapse of time or both would become a Default or an Event of Default with respect to the Discount Notes shall have occurred and be continuing on the date of such deposit or at any time during the period ending on the 123rd day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

              (iii) neither the Company nor any Restricted Subsidiary is an "insolvent person" within the meaning of any Bankruptcy Law on the date of such deposit or at any time during the period ending at the end of the sixth month after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

              (iv) such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default or Event of Default under, this Indenture or any other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which it is bound;

              (v) in the case of an election under paragraph (b) above, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or
         (B) since the Issue Date, there has been a change in the applicable United States Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding Discount Notes will not recognize income, gain or loss for United States Federal income tax purposes as a result of such deposit and legal defeasance and will be subject to United States Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

              (vi) in the case of an election under paragraph (c) above, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States (which may be based on an Internal Revenue Service ruling) to the effect that the Holders of the outstanding Discount Notes will not recognize income, gain or loss for United States Federal income tax purposes as a result of such covenant defeasance and will be subject to United States Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred;

              (vii) the Company shall have delivered to the Trustee an Opinion of Counsel in Germany to the effect that the Holders of the outstanding Discount Notes will not recognize income, gain or loss for German income tax or other tax purposes as a result of such defeasance or covenant defeasance, as applicable, and will be subject to German income tax and other tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance, as applicable, had not occurred (this condition may not be waived by any Holder or the Trustee);

              (viii) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit made by the Company pursuant to its election under paragraph (a) or (b) of this Section 8.2 was not made by the Company with the intent of preferring the Holders over other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others;

              (ix) in the case of an election under either paragraph (b) or (c) above, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that (A) the trust funds will not be subject to any rights of any other holders of Indebtedness of the Company, and (B) at the end of the sixth month following the deposit, the trust funds will not be subject to the effect of any applicable Bankruptcy Law;

              (x) in the case of an election under either paragraph (b) or (c) above, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that (1) such deposit and legal or covenant defeasance, as the cause may be, shall not cause the Trustee or the trust so created to be subject to the United States Investment Company Act of 1940, as amended, and (2) after the passage of 123 days following the deposit (except, with respect to any trust funds for the account of any Holder who may be deemed to be an "insider" for purposes of the United States Bankruptcy Code, after one year following the deposit), the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law in a case commenced by or against the Company under either such statute;

              (xi) in the case of an election under either paragraph (b) or (c) above, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that such deposit, legal or covenant defeasance, as the case may be, and discharge will not cause the Discount Notes to be delisted from any securities exchange on which they are then listed;

              (xii) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel (to the extent matters of law are involved), each stating that (x) all conditions precedent herein provided for relating to either the legal defeasance under paragraph
         (b) above or the covenant defeasance under paragraph (c) above, as the case may be, have been complied with and (y) if any other Indebtedness of the Company shall then be outstanding or committed, such legal defeasance or covenant defeasance will not violate the provisions of the agreements or instruments evidencing such Indebtedness.

              (e) All United States Dollars and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this paragraph (e), the "Trustee") pursuant to paragraph (d) above in respect of the outstanding Discount Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Discount Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of such Discount Notes of all sums due and to become due thereon in respect of principal, Premium and interest, but such money need not be segregated from other funds except to the extent required by law.

              The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to paragraph (d) above or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Discount Notes.

              Anything in this Section 8.2 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request, in writing, by the Company any money or U.S. Government Obligations held by it as provided in paragraph (d) above which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent legal defeasance or covenant defeasance.

              SECTION 8.3 Application of Trust Money.

              Subject to Section 8.4 and 8.5, the Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Sections 8.1 and 8.2, and shall apply the deposited money and the money from U. S. Government Obligations in accordance with the Discount Notes and this Indenture to the payment of principal of, Premium, if any, and interest on the Discount Notes.

              SECTION 8.4 Repayment to Company.

              Subject to Sections 4.17, 7.7, 8.1 and 8.2, the Trustee and the Paying Agent shall promptly pay to the Company upon receipt by the Trustee and the Paying Agent of an Officers' Certificate stating the amount to which the Company is entitled, any excess money, determined in accordance with Section 8.2(e), held by it at any time. The Trustee and the Paying Agent shall pay to the Company upon receipt by the Trustee or the Paying Agent, as the case may be, of an Officers' Certificate stating the amount to which the Company is entitled, any money held by it for the payment of principal, Premium, if any, or interest that remains unclaimed for two years after payment to the Holders is required; provided, however, that the Trustee and the Paying Agent before being required to make any payment may, but need not, at the expense of the Company, mail by first-class mail to each Holder of Discount Note, entitled to such money at such Holder's address as set forth on the Register notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Discount Noteholders entitled to money must look solely to the Company for payment as general creditors unless an applicable law designates another Person, and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

              SECTION 8.5 Reinstatement.

              If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 8.1 or 8.2, as the case may be, by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then and only then shall the Company's obligations under this Indenture and the Discount Notes be revived and reinstated as though no deposit had been made pursuant to Section 8.1 or 8.2, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Indenture; provided that if the Company has made any payment of principal of, Premium, if any, or interest on any Discount Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Discount Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.



                                   ARTICLE IX

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

              SECTION 9.1 Without Consent of Holders.

              The Company, when authorized by a Resolution of its Executive Committee, and the Trustee may amend or supplement this Indenture and the Discount Notes without notice to or consent of any Discount Noteholder:

              (a) to cure any ambiguity, defect or inconsistency, provided that such amendment or supplement does not adversely affect the rights of any Holder;

              (b) to comply with any requirements of the SEC in connection with the qualification of this Indenture under the TIA;

              (c) to evidence the succession in accordance with Article V hereof of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Discount Notes;

              (d) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Discount Notes; or

              (e) to make any change that does not adversely affect the rights of any Holder.

              SECTION 9.2 With Consent of Holders.

              Subject to Section 6.7 and the provisions of this Section 9.2, the Company, when authorized by a Resolution of its Executive Committee, and the Trustee may modify or amend this Indenture or the Discount Notes in any respect with the written consent of the Holders of not less than a majority in aggregate principal amount at maturity of the Discount Notes then outstanding. Subject to
Section 6.7 and the provisions of this Section 9.2, the Holders of, in the aggregate, at least a majority in aggregate principal amount at maturity of the outstanding Discount Notes affected may waive compliance by the Company with any provision of this Indenture or the Discount Notes.

              Notwithstanding the foregoing, without the consent of each Discount Noteholder affected, a modification, amendment, or waiver, including a waiver pursuant to Section 6.4, may not:

              (a) change the Stated Maturity of the principal of any Discount Note, or any installment of interest on any Discount Note;

              (b) reduce the Accreted Value or principal amount of, or the rate of interest on, or any Premium payable upon the redemption of, any Discount Note, whether payable upon redemption, repurchase or at maturity;

              (c) change the place or currency of payment of principal of, or Premium, if any, or interest on, any Discount Note;

              (d) adversely affect any right of repayment at the option of any Holder of any Discount Note;

              (e) impair the right to institute a suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any Discount Note (including by adversely affecting the ranking of the Discount Notes);

              (f) alter the Company's obligation to purchase Discount Notes in accordance with this Indenture following the occurrence of a Change of Control or an Asset Sale or waive any default in the performance thereof;

              (g) amend or modify Section 4.17 in any manner adverse to the Holders;

              (h) reduce the percentage of outstanding Discount Notes the consent of whose Holders is necessary to modify or amend this Indenture or the Discount Notes;

              (i) reduce the percentage or aggregate principal amount at maturity of outstanding Discount Notes the consent of whose Holders is necessary for waiver of compliance with certain provisions of this Indenture or certain defaults and their consequences provided for in this Indenture; or

              (j) modify this Section 9.2 or Sections 6.4 or 6.7.

              It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

              After an amendment, supplement or waiver under this Section 9.2 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment or waiver.

              Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section 9.2, the Trustee shall give notice thereof by first-class mail, at the expense of the Company, to the Holders of then outstanding Discount Notes, which notice shall set forth in general terms the substance of such supplemental indenture. Any failure of the Trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

              SECTION 9.3 Compliance with Trust Indenture Act.

              Every amendment to or supplement of this Indenture or the Discount Notes shall comply with the TIA as then in effect.

              SECTION 9.4 Revocation and Effect of Amendments and Consents.

              Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of that Discount Note or portion of that Discount Note that evidences the same debt as the consenting Holder's Discount Note, even if notation of the consent is not made on any Discount Note. However, any such Holder or subsequent Holder may revoke the consent as to its Discount Note or portion of a Discount Note. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver shall become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Discount Notes. Notwithstanding the above, nothing in this paragraph shall impair the right of any Discount Noteholder under Section 316(b) of the TIA.

              The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders of Discount Notes entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the last three sentences of the immediately preceding paragraph, those Persons who were Holders of Discount Notes at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders of Discount Notes after such record date. Such consent shall be effective only for actions taken within 90 days after such record date.

              After an amendment, supplement or waiver becomes effective, it shall bind every Discount Noteholder (and every subsequent Discount Noteholder), unless it is of the type described in any of clauses (a) through (j) of Section 9.2, in which case it shall bind every Holder consenting thereto and every subsequent Holder of a Discount Note or portion of a Discount Note that evidences the same debt as the consenting Holder's Discount Note.

              SECTION 9.5 Notation on or Exchange of Discount Notes.

              If an amendment, supplement or waiver changes the terms of a Discount Note, the Trustee shall (in accordance with the specific direction of the Company) require the Holder of the Discount Note to deliver it to the Trustee. The Trustee shall (in accordance with the specific direction of the Company) place an appropriate notation on the Discount Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Discount Note shall issue and the Trustee shall authenticate a new Discount Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Discount Note shall not affect the validity and effect of such amendment, supplement or waiver.

              SECTION 9.6 Trustee to Sign and Notify Discount Noteholders of Amendments, Etc.

              The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article IX if the amendment, supplement or waiver does not adversely affect the rights, duties or immunities of the Trustee. The Trustee may, but shall not be obligated to, sign any amendment, supplement or waiver that affects the rights, duties or immunities of the Trustee under this Indenture or otherwise. In signing any amendment, supplement or waiver, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any proposed amendment, supplement or waiver is authorized or permitted by this Indenture.

              The Trustee shall, promptly after any amendment, supplement or waiver of the Indenture, notify all Discount Noteholders of such amendment, supplement or waiver.


                                    ARTICLE X

                                  MISCELLANEOUS

              SECTION 10.1 Trust Indenture Act Controls.

              If and to the extent that any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by, or with another provision (an "incorporated provision") included in this Indenture by operation of, Sections 310 to 318, inclusive, of the TIA, such imposed duties or incorporated provision shall control.

              SECTION 10.2 Notices.

              Any notice or communication shall be deemed given if in writing and delivered in Person or mailed by first-class mail or telecopier communication, addressed as follows, and received by the addressee:

                  (a)      if to the Company:

                           Kabelmedia Holding GmbH
                           Oberer Steinweg 10
                           08523 Plauen
                           Germany

                           Telephone:                (011-49-3741) 260 60
                           Telecopier:               (011-49-3741) 22 30 78

                           Attention:  Ben Bartel or Paul Thomason

                  (b)      if to the Trustee:

                           The Bank of New York
                           101 Barclay Street
                           Floor 21 West
                           New York, New York

                           Telephone:                (212) 815-5907
                           Telecopier:               (212) 815-5915/5917

                           Attention:  Corporate Trustee Administration

              The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

              Any notice or communication mailed to a Holder of a Definitive Registered Discount Note, including any notice delivered in connection with TIA
Section 310(b), TIA Section 313(c), TIA Section 314(a) and TIA Section 315(b), shall be mailed to him, first-class postage prepaid, at his address as it appears in the Register and shall be deemed given to him if so mailed within the time prescribed. Copies of any such communication or notice to a Holder shall also be mailed to the Trustee and each Agent at the same time. To the extent required by the Trust Indenture Act, any notice or communication shall also be mailed to any Person described in TIA Section 313(c).

              Failure to mail a notice or communication to a Discount Noteholder or any defect in it shall not affect its sufficiency with respect to other Discount Noteholders. Except for a notice to the Trustee, which is deemed given only when received, and except as otherwise provided in this Indenture, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

              SECTION 10.3 Communications by Holders with Other Holders.

              Discount Noteholders may communicate pursuant to TIA Section 312(b) with other Discount Noteholders with respect to their rights under this Indenture or the Discount Notes. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA Section 312(c).

              SECTION 10.4 Certificate and Opinion of Counsel as to Conditions Precedent.

              Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee
(a) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (b) an Opinion of Counsel stating that, in the opinion of counsel, all such conditions have been complied with and (c) where applicable, a certificate or opinion by an accountant that complies with TIA Section 314(c).

              SECTION 10.5 Statements Required in Certificate and Opinion of Counsel.

              Each certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

              (a) a statement that the Person making such certificate or Opinion of Counsel has read such covenant or condition;

              (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements contained in such certificate or Opinion of Counsel are based;

              (c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

              (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with, and such other opinions as the Trustee may reasonably request; provided, however, that, with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

              SECTION 10.6 Rules by Trustee, Paying Agent, Registrar.

              The Trustee may make reasonable rules for action by or at a meeting of Discount Noteholders. The Paying Agent or Registrar may make reasonable rules for its functions.

              SECTION 10.7 Agent for Service; Submission to Jurisdiction; Waiver
                           of Immunities.

              By the execution and delivery of this Indenture, the Company (i) acknowledges that it has, by separate written instrument, irrevocably designated and appointed [ _ ], as its authorized agent upon which process may be served in any suit, action or proceeding arising out of or relating to the Discount Notes or this Indenture that may be instituted in any federal or state court in the State of New York, Borough of Manhattan, or brought under federal or state securities laws or brought by the Trustee (whether in its individual capacity or in its capacity as Trustee hereunder), and acknowledges that [ _ ] has accepted such designation, (ii) submits to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding, and (iii) agrees that service of process upon [ _ ] and written notice of said service to the Company (mailed or delivered to its [ _ ] at its principal office as specified in Section 10.2), shall be deemed in every respect effective service of process upon it in any such suit or proceeding. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments as may be necessary to continue such designation and appointment of [ _ ] in full force and effect so long as this Indenture shall be in full force and effect or any of the Discount Notes shall be outstanding.

              To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, the Company hereby irrevocably waives such immunity in respect of its obligations under this Indenture and the Discount Notes, to the extent permitted by law.

              SECTION 10.8 Legal Holidays.

              If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

              SECTION 10.9 Governing Law.

              THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS INDENTURE AND THE DISCOUNT NOTES WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

              SECTION 10.10 No Recourse Against Others.

              No recourse for the payment of the principal of or interest on any Discount Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture, or in any Discount Note or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, shareholder, officer, director, employee or controlling person of the Company or of any successor Person thereof. Each Holder, by accepting the Discount Notes, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Discount Notes.

              SECTION 10.11 Successors.

              All agreements of the Company in this Indenture and the Discount Notes shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

              SECTION 10.12 Duplicate Originals.

              The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

              SECTION 10.13 Separability.

              In case any provision in this Indenture or in the Discount Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

              SECTION 10.14 Table of Contents, Headings, Etc.

              The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, and are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

              SECTION 10.15 No Adverse Interpretation of Other Agreements.

              This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

              SECTION 10.16 Acts of Discount Noteholders.

              (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Discount Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Discount Noteholders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of Discount Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

              (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

              (c) The ownership of Discount Notes shall be proved by the Registrar.

              (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Discount Noteholder of any Discount Note shall bind every future Discount Noteholder of the same Discount Note and the holder of every Discount Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the

Company in reliance thereon, whether or not notation of such action is made upon such Discount Note.

              (e) If the Company shall solicit from the Discount Noteholders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Discount Noteholders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Discount Noteholders of record at the close of business on such record date shall be deemed to be Discount Noteholders for the purposes of determining whether Discount Noteholders of the requisite proportion of Discount Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Discount Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Discount Noteholders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

              IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

                                      KABELMEDIA HOLDING GMBH, as
                                      Company



                                      By
                                         ---------------------------------------
                                      Name:
                                      Title:


                                      THE BANK OF NEW YORK, as Trustee

                                      By
                                         ---------------------------------------
                                      Name:
                                      Title: